NEWS RELEASE

PROLOGIS REPORTS FOURTH QUARTER AND YEAR-END RESULTS

FFO per Share Ahead of Expectations; Leasing and Build-to-Suit Activity Gaining Momentum

DENVER — February 4, 2004 — ProLogis (NYSE: PLD), a leading global provider of distribution facilities and services, today announced Funds From Operations (FFO) per diluted share for the fourth quarter of 2003 of $0.78, compared with $0.58 for the fourth quarter of 2002. Prior to a preferred share redemption charge in the fourth quarter of 2003 and an impairment charge in the fourth quarter of 2002, FFO per diluted share was $0.80, compared with $0.61 in the fourth quarter of 2002. Net earnings per diluted share for the fourth quarter of 2003 were $0.71, compared with net earnings per diluted share of $0.44 in the fourth quarter of 2002.

Full-year FFO per diluted share for 2003 was $2.17, compared with $2.16 in 2002. Prior to preferred redemption charges in 2003 and impairment charges in both periods, FFO per diluted share for 2003 was $2.41, compared with $2.39 in 2002. Net earnings per diluted share for 2003 were $1.16, compared with $1.20 in 2002.

“We are pleased to have achieved strong results for the fourth quarter, exceeding our earlier expectation of $0.71 to $0.76 per share,” said K. Dane Brooksher, chairman and chief executive officer. “Our performance was driven by several factors – appreciation in foreign currencies, continued growth in FFO and fees from ProLogis property funds, income from our corporate distribution facilities services (CDFS) business and gains from the partial redemption of our investment in ProLogis European Properties Fund.

“Global economic indicators are steadily improving, and we noted clear signs of improved activity levels in North America and Western Europe toward the end of the year. Importantly, that momentum appears to be continuing into 2004, with approximately 1.9 million square feet (176,000 square meters) of new build-to-suit and new CDFS lease agreements signed since year end. Operating property performance in North America is beginning to show signs of modest improvement, with same store average occupancy up 0.91% for the year. While this activity is encouraging, rental rate growth remains elusive, and we do not expect this to change in the near term. As a result, we remain cautious in our expectations for earnings growth in 2004.” Mr. Brooksher added that the company has established a range of $2.35 to $2.45 in FFO per diluted share and $1.25 to $1.35 in earnings per diluted share for 2004.

Strong CDFS Income Demonstrates Benefits of ProLogis’ Business Model

During the fourth quarter, the company contributed ProLogis Parc Narita to ProLogis Japan Properties Fund, completed third party sales of properties and land in the United Kingdom (UK) and, together with ProLogis European Properties Fund (the Fund), completed the disposition of 13 UK distribution facilities owned by the Fund for approximately $320 million. This transaction brought the geographic diversification in line with the goals of the Fund investors, reducing the weighting in UK assets from 32% to 25%. It also will boost the unleveraged returns to Fund investors and resulted in a reduction in ProLogis’ ownership interest from 29.9% to 21.9%. “This lower level of ownership is consistent with our initial objective of maintaining an average interest of between 20% and 25% in ProLogis European Properties Fund. As a result of this reduction, we recognized previously deferred CDFS gains and crystallized the increased net asset value in the Fund. This is an excellent example of how our business model allows us to take advantage of opportunities to redeploy capital and maximize return on equity,” added Mr. Brooksher.

Accelerated Global Demand for Build-to-Suit Development

Among the leases signed in the fourth quarter were build-to-suit agreements with Anixter in Chicago, Rossignol and Bridgestone in France, Ricoh in the Netherlands and Nippon Express in Japan. “We’re also seeing an increase in lease up of our inventory developments, helping boost our 2003 development completions to over 81% leased as of the end of the year,” said Irving F. Lyons, III, vice chairman and chief investment officer. “For the full year, we signed over 12.8 million square feet (1.2 million square meters) of new CDFS leases, with more than half of that space leased to repeat customers. This demand appears to be accelerating with increased proposal activity and recent transactions for build-to-suit developments in North America, Europe and Japan.”

Japan Expansion Continues

Mr. Lyons added, “We continue to grow our presence in Japan. There is strong customer interest in our multi-tenant, multi-story facilities under development at ProLogis Parc Tokyo and ProLogis Parc Osaka, which are scheduled for completion in 2004, during the first quarter and fourth quarter, respectively. In addition, earlier today we announced a $52 million acquisition of a 355,000 square foot (32,950 square meters) facility in Urayasu that is fully leased to MUJI, a major household goods retailer. This acquisition brings total assets owned and under development in Japan to over $730 million.”

Other Financial and Operating Information for 2003

•	Same store net operating income for the quarter declined 1.19% compared with the fourth quarter of 2002 (a 2.05% decrease when straight-lined rents are excluded), with a 0.61% improvement in average same store occupancy. For the year, same store net operating income increased 0.09% (a decrease of 0.19% when straight-lined rents are excluded).

•	Recognized income from CDFS activities of $41.7 million for the quarter, which included $25.9 million of previously deferred gains. Full-year CDFS income was $129.6 million with pre-deferral margins of 16.9% and post-deferral margins of 14.1%.

•	Realized a $47.8 million FFO gain and $74.7 million net earnings gain on the partial redemption of the company’s investment in ProLogis European Properties Fund.

•	Increased ProLogis’ share of FFO from property funds by 26% for the quarter, to $19.8 million from $15.7 million in the same quarter in 2002. For the year, ProLogis’ share of FFO from property funds increased by 28%, to $73.4 million from $57.3 million in 2002.

•	Grew fee income from property funds by 7% for the quarter, to $11.7 million from $10.9 million in the same quarter in 2002. Full-year fees from property funds increased by 28%, to $44.2 million from $34.5 million in the same period in 2002.

•	Recycled $894.9 million of capital through CDFS dispositions and contributions in 2003, 90% of which was from contributions to ProLogis property funds.

•	Increased total assets owned and/or under management by approximately 14% to $11.7 billion from $10.3 billion at December 31, 2002.

Copies of ProLogis’ fourth quarter 2003 supplemental information will be available from the company’s web site at http://ir.prologis.com or by request at 303-576-2745 or 800-820-0181. The supplemental information also is available on the SEC’s web site at http://www.sec.gov filed on a Form 8-K. The related conference call will be available via a live web cast on the company’s web site at http://ir.prologis.com at 10:00 am Eastern Time on Wednesday, February 4, 2004. A replay of the web cast will be available on the company’s web site or at www.streetevents.com until February 18, 2004.

ProLogis is a leading provider of distribution facilities and services with 240.2 million square feet (22.3 million square meters) in 1,764 distribution facilities owned, managed and under development in 71 markets in North America, Europe and Asia (excludes temperature-controlled distribution facilities). ProLogis continues to expand the industry’s first and only global network of distribution facilities with the objective of building shareholder value. The company expects to achieve this through the ProLogis Operating System® and its commitment to be ‘The Global Distribution Solution’ for its customers, providing exceptional facilities and services to meet their expansion and reconfiguration needs.

In addition to historical information, this press release contains forward-looking statements under the federal securities laws. These statements are based on current expectations, estimates and projections about the industry and markets in which ProLogis operates, management’s beliefs and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Actual operating results may be affected by changes in national and local economic conditions, competitive market conditions, changes in financial markets or interest rates that could adversely affect ProLogis’ cost of capital and its ability to meet its financing needs and obligations, weather, obtaining governmental approvals and meeting development schedules, and therefore, may differ materially from what is expressed or forecasted in this press release. For a discussion of factors that could affect ProLogis’ financial condition and results of operations, refer to “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations – Risk Factors” in ProLogis’ Annual Report on Form 10-K for the year ended December 31, 2002.

# # #

Investor Relations: Melissa Marsden Tel: 303-576-2622 mmarsden@prologis.com	Media: Rick Roth Tel: 303-576-2641 media@prologis.com

Fourth Quarter 2003

SUPPLEMENTAL INFORMATION
(Unaudited)

Selected Financial Information (1)
Consolidated Statements of Earnings (1)
Consolidated Statements of Funds From Operations (1)
Consolidated Statements of EBITDA (1)
Reconciliations of Net Earnings to Funds From Operations and EBITDA (1)
Consolidated Balance Sheets
Investments in Unconsolidated Investees
ProLogis Definitions - Funds from Operations and EBITDA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Components of Net Asset Value (A)
Calculations of Return on Capital (A)
ProLogis Property Funds - EBITDA, Funds From Operations and Net Earnings
ProLogis Property Funds - Balance Sheets
Temperature-Controlled Distribution Investees
Leased and Physical Occupancy Analysis
Lease Expirations
Top 25 Customers
Leasing Activity (A)
Actual Capital Expenditures
Same Store Sales Analysis (A)
Acquisitions, Dispositions and Land Held for Development
CDFS Business Summary
Development Summary
Capital Structure
Debt Analysis
Geographic Distribution (A)
Press Release

Page

OVERVIEW:
Selected Financial Information	1
FINANCIAL STATEMENTS:
Consolidated Statements of Earnings	2
Consolidated Statements of Funds From Operations	3
Consolidated Statements of EBITDA	4
Reconciliations of Net Earnings to Funds From Operations and EBITDA	5
Consolidated Balance Sheets	6
Investments in Unconsolidated Investees	7
ProLogis Definitions - Funds From Operations and EBITDA	8
Notes to Consolidated Financial Statements	9 & 9a
SELECTED FINANCIAL INFORMATION:
Components of Net Asset Value and Related Comments	10 & 10a
Calculations of Return on Capital and Related Comments	11 & 11a
ProLogis Property Funds - EBITDA, Funds From Operations and Net Earnings	12 & 12a
ProLogis Property Funds - Balance Sheets	13
Temperature-Controlled Distribution Investees	14
SELECTED STATISTICAL INFORMATION:
Leased and Physical Occupancy Analysis	15 & 15a
Lease Expirations/Top 25 Customers	16
Leasing Activity/Actual Capital Expenditures	17
Same Store Sales Analysis	18
SELECTED INVESTMENT INFORMATION:
Acquisitions, Dispositions and Land Held for Development	19
CDFS Business Summary	20 & 20a
Development Summary	21
SELECTED OTHER INFORMATION:
Capital Structure	22
Debt Analysis	23
Geographic Distribution	24

Executive Office Address:
14100 East 35th Place
Aurora, Colorado 80011
(303) 375-9292

ProLogis

Fourth Quarter 2003
Unaudited Financial Results

Selected Financial Information (1)
(in thousands, except per share amounts)

	Three Months Ended			Year Ended
	December 31,			December 31,

	2003	2002 (2)	% Change	2003	2002 (2)	% Change

Net Earnings (see pages 2 and 5):
Net Earnings attributable to Common Shares	$133,559	$79,121	68.8%	$212,367	$216,166	-1.8%
Net Earnings per diluted Common Share	$0.71	$0.44	61.3%	$1.16	$1.20	-3.3%
Funds From Operations and Funds From Operations, as adjusted (see pages 3 and 5):
Funds From Operations attributable to Common Shares	$145,605	$105,487	38.0%	$400,745	$393,049	2.0%
Add back: adjustment to carrying values of temperature-controlled distribution investees	—	5,692		38,286	42,918
Add back: excess of redemption values over carrying values of preferred shares redeemed	4,236	—		7,823	—

Funds From Operations attributable to Common Shares, as adjusted	$149,841	$111,179	34.8%	$446,854	$435,967	2.5%

Funds From Operations attributable to Common Shares per diluted share	$0.78	$0.58	34.5%	$2.17	$2.16	0.5%
Add back: adjustment to carrying values of temperature–controlled distribution investees	—	0.03		0.20	0.23
Add back: excess of redemption values over carrying values of preferred shares redeemed	0.02	—		0.04	—

Funds From Operations per diluted Common Share, as adjusted	$0.80	$0.61	31.1%	$2.41	$2.39	0.8%

EBITDA (see pages 4 and 5):
EBITDA	$219,667	$176,000	24.8%	$718,643	$717,220	0.2%
Distributions:
Actual distributions per Common Share (3)	$0.360	$0.355	1.4%	$1.44	$1.42	1.4%

	December 31,	December 31,
	2003	2002 (2)	% Change

Total Assets, net of accumulated depreciation (see page 6)	$6,369,202	$5,911,380	7.7%

Total Book Assets (see page 11):
Direct investment	$6,259,042	$5,551,820	12.7%
ProLogis’ share of total book assets of unconsolidated investees	1,561,978	1,699,500	-8.1%

Totals	$7,821,020	$7,251,320	7.9%

Market Capitalization (see page 22)	$10,174,471	$8,445,729	20.5%

Assets Owned and Under Management:
Real estate assets owned directly by ProLogis, before depreciation (see page 6)	$5,854,046	$5,395,527	8.5%
Assets owned by ProLogis’ unconsolidated investees:
Real estate assets owned by ProLogis Property Funds, before depreciation (weighted ownership interest of 24.8%) (see page 13)	5,724,640	4,595,452	24.6%
Real estate assets owned by CDFS Joint Ventures, before depreciation (weighted ownership interest of 50.0%) (4)	31,393	132,766	-76.4%
ProLogis’ investment in and share of third party debt of temperature-controlled distribution investee (ownership interest in excess of 99%) (see page 14) (5)	113,977	178,658	-36.2%

	5,870,010	4,906,876	19.6%

Totals	$11,724,056	$10,302,403	13.8%

Definitions of Funds From Operations and EBITDA are on page 8.

Footnote references are to pages 9 and 9a.

Supplemental Information Page 1

ProLogis

Fourth Quarter 2003
Unaudited Financial Results

Consolidated Statements of Earnings (1)
(in thousands, except per share amounts)

	Three Months Ended		Year Ended		Pro Forma (1)
	December 31,		December 31,		Year Ended
					December 31,
	2003	2002 (2)	2003	2002 (2)	2002

Revenues:
Rental income (6)(7)(8)	$133,658	$139,351	$546,064	$542,202	$543,925
Income from CDFS business (4)(9)(10)	41,685	35,409	129,605	156,855	147,909
Income from ProLogis Property Funds (including fees earned by ProLogis)	22,944	16,484	71,449	60,722	60,844
Income (loss) from temperature-controlled distribution investees (11)	14,799	24,106	(13,013)	7,072	7,072

	213,086	215,350	734,105	766,851	759,750

Expenses:
Rental expenses (6)	32,521	30,101	136,840	125,316	125,374
General and administrative	19,236	13,243	65,907	53,893	55,470
Depreciation and amortization	41,356	42,542	164,969	153,075	153,336
Other	4,603	1,360	7,608	4,541	4,624

	97,716	87,246	375,324	336,825	338,804

Operating Income	115,370	128,104	358,781	430,026	420,946
Income (loss) from other unconsolidated investees (12)	—	(48)	52	(1,495)	(1,495)
Interest expense (13)	(39,619)	(36,168)	(155,475)	(152,958)	(145,976)
Interest and other income	684	457	1,883	2,368	2,493

Earnings before minority interest	76,435	92,345	205,241	277,941	275,968
Minority interest	(1,163)	(1,633)	(4,959)	(5,508)	(5,406)

Earnings before certain net gains (losses) and net foreign currency gains (expenses/losses)	75,272	90,712	200,282	272,433	270,562
Gains (losses) on disposition of non-CDFS assets, net (9)	(1,736)	1,519	1,638	6,648	6,648
Gain on partial redemption of investment in property fund (14)	74,716	—	74,716	—	—
Foreign currency exchange gains (expenses/losses), net (15)	154	437	(10,587)	(2,031)	2,432

Earnings before income taxes	148,406	92,668	266,049	277,050	279,642

Income taxes:
Current income tax expense	2,890	3,806	4,759	10,509	13,101
Deferred income tax expense	686	1,563	10,615	17,660	17,660

Total income taxes	3,576	5,369	15,374	28,169	30,761

Net Earnings	144,830	87,299	250,675	248,881	248,881
Less preferred share dividends	7,035	8,178	30,485	32,715	32,715
Less excess of redemption values over carrying values of preferred shares redeemed (16)	4,236	—	7,823	—	—

Net Earnings Attributable to Common Shares	$133,559	$79,121	$212,367	$216,166	$216,166

Weighted average Common Shares outstanding - basic (17)	179,901	178,367	179,245	177,813	177,813
Weighted average Common Shares outstanding - diluted	188,451	185,632	187,222	184,869	184,869
Net Earnings per Common Share:
Basic	$0.74	$0.44	$1.18	$1.22	$1.22

Diluted	$0.71	$0.44	$1.16	$1.20	$1.20

Calculation of Net Earnings per Common Share on a Diluted Basis
(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,

	2003	2002 (2)	2003	2002 (2)

Basic Net Earnings attributable to Common Shares	$133,559	$79,121	$212,367	$216,166
Minority interest	1,163	1,633	4,959	5,508

Diluted Net Earnings attributable to Common Shares	$134,722	$80,754	$217,326	$221,674

Weighted average Common Shares outstanding - Basic	179,901	178,367	179,245	177,813
Weighted average limited partnership units as if converted	4,722	4,814	4,773	4,938
Incremental effect of potentially dilutive instruments (a)	3,828	2,451	3,204	2,118

Weighted average Common Shares outstanding - Diluted	188,451	185,632	187,222	184,869

Diluted Net Earnings per Common Share	$0.71	$0.44	$1.16	$1.20

(a)  Total weighted average potentially dilutive instruments outstanding were 11,873,000 and 11,972,000 for the three months ended December 31, 2003 and 2002, respectively, and10,937,000 and 10,866,000 for the years ended December 31, 2003 and 2002, respectively.

Footnote references are to pages 9 and 9a.

Supplemental Information Page 2

ProLogis

Fourth Quarter 2003
Unaudited Financial Results

Consolidated Statements of Funds From Operations (1)
(in thousands, except per share amounts)

					Pro Forma (1)
	Three Months Ended		Year Ended		Year Ended
	December 31,		December 31,		December 31,

	2003	2002 (2)	2003	2002 (2)	2002

Revenues:
Rental income (6)(7)(8)	$133,658	$139,351	$546,064	$542,202	$543,925
Funds From Operations from CDFS business (4)(9)(10)	41,685	35,450	129,605	152,491	148,060
ProLogis’ share of Funds From Operations of ProLogis Property Funds	19,762	15,722	73,387	57,327	57,327
Fees earned from ProLogis Property Funds	11,735	10,881	44,184	34,536	34,536
ProLogis’ share of Funds From Operations of temperature-controlled distribution investees (11)	4,055	1,102	(17,689)	1,676	1,676

	210,895	202,506	775,551	788,232	785,524

Expenses:
Rental expenses (6)	32,521	30,101	136,840	125,316	125,374
General and administrative	19,236	13,243	65,907	53,893	55,470
Depreciation of non-real estate assets	1,881	2,057	7,884	7,842	8,040
Other	4,603	1,360	7,608	4,541	4,624

	58,241	46,761	218,239	191,592	193,508

	152,654	155,745	557,312	596,640	592,016
Income (loss) from other unconsolidated investees (12)	—	(48)	52	(1,495)	(1,495)
Interest expense (13)	(39,619)	(36,168)	(155,475)	(152,958)	(145,976)
Interest and other income	684	457	1,883	2,368	2,493
Gain on partial redemption of investment in property fund, net (14)	47,822	—	47,822	—	—
Foreign currency exchange expenses/losses, net (15)	(612)	(882)	(2,823)	(2,774)	(2,767)
Current income tax expense	(2,890)	(3,806)	(4,759)	(10,509)	(13,101)

	5,385	(40,447)	(113,300)	(165,368)	(160,846)

Funds From Operations	158,039	115,298	444,012	431,272	431,170
Less preferred share dividends	7,035	8,178	30,485	32,715	32,715
Less excess of redemption values over carrying values of preferred shares redeemed (16)	4,236	—	7,823	—	—
Less minority interest	1,163	1,633	4,959	5,508	5,406

Funds From Operations Attributable to Common Shares	$145,605	$105,487	$400,745	$393,049	$393,049

Weighted average Common Shares outstanding - basic (17)	179,901	178,367	179,245	177,813	177,813
Weighted average Common Shares outstanding - diluted	188,451	185,632	187,222	184,869	184,869
Funds From Operations per Common Share:
Basic	$0.81	$0.59	$2.24	$2.21	$2.21

Diluted	$0.78	$0.58	$2.17	$2.16	$2.16

Calculation of Funds From Operations per Common Share on a Diluted Basis
(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,

	2003	2002 (2)	2003	2002 (2)

Basic Funds From Operations attributable to Common Shares	$145,605	$105,487	$400,745	$393,049
Minority interest	1,163	1,633	4,959	5,508
Diluted Funds From Operations attributable to Common Shares	$146,768	$107,120	$405,704	$398,557

Weighted average Common Shares outstanding - Basic	179,901	178,367	179,245	177,813
Weighted average limited partnership units as if converted	4,722	4,814	4,773	4,938
Incremental effect of potentially dilutive instruments (a)	3,828	2,451	3,204	2,118

Weighted average Common Shares outstanding - Diluted	188,451	185,632	187,222	184,869

Diluted Funds From Operations per Common Share	$0.78	$0.58	$2.17	$2.16

(a)  Total weighted average potentially dilutive instruments outstanding were 11,873,000 and 11,972,000 for the three months ended December 31, 2003 and 2002, respectively, and 10,937,000 and 10,866,000 for the years ended December 31, 2003 and 2002, respectively.

See ProLogis’ Consolidated Statements of Earnings on Page 2 and the Reconciliations of Net Earnings to Funds From Operations on Page 5.

Definition of Funds From Operations is on page 8.

Footnote references are to pages 9 and 9a.

Supplemental Information Page 3

ProLogis

Fourth Quarter 2003
Unaudited Financial Results

Consolidated Statements of EBITDA (1)
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,

	2003	2002 (2)	2003	2002 (2)

Revenues:
Rental income (6)(7)(8)	$133,658	$139,351	$546,064	$542,202
EBITDA from CDFS business (4)(9)(10)	45,321	37,890	147,990	178,555
ProLogis’ share of EBITDA of ProLogis Property Funds	32,872	26,466	124,206	98,736
Fees earned from ProLogis Property Funds	11,735	10,881	44,184	34,536
ProLogis’ share of EBITDA of temperature-controlled distribution investees (11)	5,710	8,222	24,579	54,350

	229,296	222,810	887,023	908,379

Expenses:
Rental expenses (6)	32,521	30,101	136,840	125,316
General and administrative	19,236	13,243	65,907	53,893
Other	4,603	1,360	7,608	4,541

	56,360	44,704	210,355	183,750

	172,936	178,106	676,668	724,629
Income (loss) from other unconsolidated investees (12)	—	(48)	52	(1,495)
Interest and other income	684	457	1,883	2,368
Gain on partial redemption of investment in property fund, net (14)	47,822	—	47,822	—
Foreign currency exchange expenses/losses, net (15)	(612)	(882)	(2,823)	(2,774)

EBITDA before minority interest	220,830	177,633	723,602	722,728
Less minority interest	1,163	1,633	4,959	5,508

EBITDA	$219,667	$176,000	$718,643	$717,220

See ProLogis’ Consolidated Statements of Earnings on Page 2 and the Reconciliations of Net Earnings to EBITDA on Page 5.

Definition of EBITDA is on page 8.

Footnote references are to pages 9 and 9a.

Supplemental Information Page 4

ProLogis

Fourth Quarter 2003
Unaudited Financial Results

Reconciliations of Net Earnings to Funds From Operations and EBITDA (1)
(in thousands)

					Pro Forma (1)
	Three Months Ended		Year Ended		Year Ended
	December 31,		December 31,		December 31,

	2003	2002 (2)	2003	2002 (2)	2002

Reconciliation of Net Earnings to Funds From Operations (see page 8):
Net Earnings Attributable to Common Shares (see page 2)	$133,559	$79,121	$212,367	$216,166	$216,166
Add (Deduct) NAREIT Defined Adjustments:
Real estate related depreciation and amortization	39,475	40,485	157,085	145,233	145,297
(Gains) losses on disposition of non-CDFS assets, net	1,736	(1,519)	(1,638)	(6,648)	(6,648)
Funds From Operations adjustment to gain on partial redemption of investment in property fund	(26,894)	—	(26,894)	—	—
ProLogis’ share of reconciling items from unconsolidated investees (18):
ProLogis Property Funds (see page 12):
Real estate related depreciation and amortization	8,955	8,805	36,632	29,087	28,966
Funds From Operations adjustment to gain recognized on disposition of CDFS assets	(1,805)	—	(1,823)	—	—
Gains on other disposition, net	(595)	(2)	(595)	(690)	(690)
Other amortization items (19)	49	(726)	(2,040)	(2,580)	(2,580)

Total ProLogis Property Funds	6,604	8,077	32,174	25,817	25,696
ProLogis Kingspark (1)(4):
Real estate related depreciation and amortization	—	—	—	(58)	—
Temperature-controlled distribution investees (see page 14):
Real estate related depreciation and amortization	3,185	5,795	9,781	15,330	15,330
Gains on disposition of non-CDFS assets, net	(12,217)	(5,299)	(11,727)	(1,558)	(1,558)

Total temperature-controlled distribution investees	(9,032)	496	(1,946)	13,772	13,772

Total NAREIT Defined Adjustments	11,889	47,539	158,781	178,116	178,117

Subtotal—NAREIT Defined Funds From Operations	145,448	126,660	371,148	394,282	394,283
Add (Deduct) ProLogis Defined Adjustments:
Foreign currency exchange (gains) expenses/losses, net (15)	(766)	(1,319)	7,764	(743)	(5,199)
Deferred income tax expense	686	1,563	10,615	17,660	17,660
ProLogis’ share of reconciling items from unconsolidated investees (18):
ProLogis Property Funds (see page 12):
Foreign currency exchange expenses/losses, net (15)	1,211	1,208	13,363	4,488	4,488
Deferred income tax benefit	738	834	585	834	834

Total ProLogis Property Funds	1,949	2,042	13,948	5,322	5,322
ProLogis Kingspark (1)(4):
Foreign currency exchange gains, net (15)	—	—	—	(4,446)	—
Deferred income tax expense	—	—	—	73	—

Total ProLogis Kingspark	—	—	—	(4,373)	—
CDFS Joint Ventures (4):
Foreign currency exchange gains, net (15)	—	—	—	(10)	—
Deferred income tax expense	—	41	—	79	151

Total CDFS Joint Ventures	—	41	—	69	151
Temperature-controlled distribution investees (see page 14):
Foreign currency exchange (gains) expenses/losses, net (15)	(1,499)	900	(1,642)	(4,301)	(4,301)
Deferred income tax benefit	(213)	(24,400)	(1,088)	(14,867)	(14,867)

Total temperature-controlled distribution investees	(1,712)	(23,500)	(2,730)	(19,168)	(19,168)

Total ProLogis Defined Adjustments	157	(21,173)	29,597	(1,233)	(1,234)

ProLogis Defined Funds From Operations Attributable to Common Shares (see pages 2, 3 and 8)	$145,605	$105,487	$400,745	$393,049	$393,049

Reconciliation of Net Earnings to EBITDA (see page 8):
Net Earnings Attributable to Common Shares (see page 2)	$133,559	$79,121	$212,367	$216,166
Add (Deduct):
NAREIT Defined Adjustments to compute Funds From Operations	11,889	47,539	158,781	178,116
ProLogis Defined Adjustments to compute Funds From Operations	157	(21,173)	29,597	(1,233)
Other adjustments to compute ProLogis’ EBITDA measure:
Interest expense	39,619	36,168	155,475	152,958
Depreciation of non-real estate assets	1,881	2,057	7,884	7,842
Current income tax expense	2,890	3,806	4,759	10,509
Adjustment to CDFS gains for interest capitalized to disposed assets (see page 8)	3,042	1,698	15,558	24,378
Preferred share dividends	7,035	8,178	30,485	32,715
Excess of redemption values over carrying values of preferred shares redeemed (16)	4,236	—	7,823	—
ProLogis’ share of reconciling items from unconsolidated investees (18):
ProLogis Property Funds (see page 12):
Interest expense	13,267	10,593	49,766	40,352
Current income tax expense	298	201	2,014	735
Other amortization items (19)	(455)	(50)	(961)	322

Total ProLogis Property Funds	13,110	10,744	50,819	41,409
ProLogis Kingspark (1)(4):
Interest expense (20)	—	—	—	(6,966)
Depreciation of non-real estate assets	—	—	—	199
Current income tax expense	—	—	—	2,514
Adjustment to CDFS gains for interest capitalized to disposed assets (see page 8)	—	—	—	4,466

Total ProLogis Kingspark	—	—	—	213
CDFS Joint Ventures (4):
Interest expense	427	697	2,273	1,383
Current income tax expense	167	45	554	90

Total CDFS Joint Ventures	594	742	2,827	1,473
Temperature-controlled distribution investees (see page 14):
Interest expense	53	168	91	3,577
Depreciation of non-real estate assets	179	1,257	2,089	5,648
Adjustment to carrying values	—	5,692	38,286	42,918
Current income tax expense	1,423	3	1,802	531

Total temperature-controlled distribution investees	1,655	7,120	42,268	52,674

ProLogis’ EBITDA measure (see pages 2, 4 and 8)	$219,667	$176,000	$718,643	$717,220

See ProLogis’ Consolidated Statements of Earnings on Page 2.

Definitions of Funds From Operations and EBITDA are on page 8.
Footnote references are to pages 9 and 9a.

Supplemental Information Page 5

ProLogis

Fourth Quarter 2003
Unaudited Financial Results

Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2003	2002 (2)

Assets:
Investments in real estate assets:
Operating properties	$4,868,794	$4,567,874
Properties under development (including cost of land)	404,581	377,384
Land held for development	511,163	386,820
Other investments (21)	69,508	63,449

	5,854,046	5,395,527
Less accumulated depreciation	847,221	712,319

Net investments in real estate assets	5,006,825	4,683,208
Investments in unconsolidated investees:
Investments in ProLogis Property Funds	548,243	581,334
Investments in CDFS Joint Ventures (4)	12,734	45,183
Investment in temperature-controlled distribution investee (5)	113,830	178,459
Investments in other unconsolidated investees	2,486	4,310

Total investments in unconsolidated investees	677,293	809,286
Cash and cash equivalents	331,503	110,809
Accounts and notes receivable	46,642	35,615
Other assets	306,939	272,462

Total assets	$6,369,202	$5,911,380

Liabilities and Shareholders’ Equity:
Liabilities:
Lines of credit	$699,468	$545,906
Senior unsecured notes	1,776,789	1,630,094
Mortgage notes and other secured debt	514,412	555,978
Construction costs payable	26,825	27,880
Interest payable	39,807	38,454
Accounts payable and accrued expenses	116,067	105,735
Other liabilities	97,389	90,524

Total liabilities	3,270,757	2,994,571

Minority interest	37,777	42,467
Shareholders’ equity:
Series C preferred shares at stated liquidation preference of $50.00 per share	100,000	100,000
Series D preferred shares at stated liquidation preference of $25.00 per share (22)	125,000	250,000
Series E preferred shares at stated liquidation preference of $25.00 per share (23)	—	50,000
Series F preferred shares at stated liquidation preference of $25.00 per share (24)	125,000	—
Series G preferred shares at stated liquidation preference of $25.00 per share (25)	125,000	—
Common Shares at $.01 par value per share	1,802	1,781
Additional paid-in capital	3,075,695	3,021,686
Accumulated other comprehensive income (26)	138,235	35,119
Distributions in excess of Net Earnings	(630,064)	(584,244)

Total shareholders’ equity	3,060,668	2,874,342

Total liabilities and shareholders’ equity	$6,369,202	$5,911,380

Footnote references are to pages 9 and 9a.

Supplemental Information Page 6

ProLogis

Fourth Quarter 2003
Unaudited Financial Results

Investments in Unconsolidated Investees
(in thousands)

	December 31,	December 31,
	2003	2002 (2)

ProLogis Property Funds (see page 13)(A):
ProLogis European Properties Fund	$267,757	$362,220
ProLogis California LLC	117,529	118,790
ProLogis North American Properties Fund I	38,342	46,175
ProLogis North American Properties Fund II	5,853	7,070
ProLogis North American Properties Fund III	5,506	5,666
ProLogis North American Properties Fund IV	3,425	3,730
ProLogis North American Properties Fund V	56,965	34,287
ProLogis Japan Properties Fund	52,866	3,396

Total investments in ProLogis Property Funds	548,243	581,334
CDFS Joint Ventures (4)	12,734	45,183
Temperature-controlled distribution investee (see page 14)	113,830	178,459
Other unconsolidated investees	2,486	4,310

Total investments in unconsolidated investees	$677,293	$809,286

COMMENT

(A)	As of December 31, 2003, the amounts of the gross gains that have not been recognized that are associated with all of the contributions made by ProLogis to ProLogis Property Funds (before subsequent amortization) are presented below (in thousands). See note 9 on page 9.

	Gross Amounts Not Recognized

	CDFS	Non-CDFS
	Transactions	Transactions	Total

ProLogis European Properties Fund	$59,211	$9,347	$68,558	(a)
ProLogis California LLC	5,323	26,129	31,452
ProLogis North American Properties Fund I	8,286	868	9,154
ProLogis North American Properties Fund II	7,392	—	7,392
ProLogis North American Properties Fund III	5,667	337	6,004
ProLogis North American Properties Fund IV	3,829	810	4,639
ProLogis North American Properties Fund V	16,669	106	16,775
ProLogis Japan Properties Fund	8,520	—	8,520

Totals	$114,897	$37,597	$152,494

(a)	In the fourth quarter of 2003, ProLogis released $25.9 million of previously deferred gains as a result of (i) ProLogis European Properties Fund’s sale of properties to third parties (the properties sold were originally contributed to ProLogis European Properties Fund by ProLogis) and (ii) the decrease of ProLogis’ ownership interest in ProLogis European Properties Fund as a result of the partial redemption of ProLogis’ outstanding units. See note 9 on page 9.

Footnote references are to pages 9 and 9a.

Supplemental Information Page 7

ProLogis

Fourth Quarter 2003
Unaudited Financial Results

ProLogis Definitions - Funds From Operations and EBITDA

FUNDS FROM OPERATIONS:

Funds From Operations is a financial measure that is commonly used in the real estate industry. Although NAREIT has published a definition of Funds From Operations, modifications to the NAREIT calculation of Funds From Operations are common among REITs, as companies seek to provide financial measures that meaningfully reflect their business. Funds From Operations, as defined by ProLogis, is presented as a supplemental financial measure. Funds From Operations is not used by ProLogis as, nor should it be considered to be, an alternative to Net Earnings computed under GAAP as an indicator of ProLogis’ operating performance or as an alternative to cash from operating activities computed under GAAP as an indicator of ProLogis’ ability to fund its cash needs.

Funds From Operations is not meant to represent a comprehensive system of financial reporting and does not present, nor does ProLogis intend it to present, a complete picture of its financial condition and operating performance. ProLogis believes that GAAP Net Earnings remains the primary measure of performance and that Funds From Operations is only meaningful when it is used in conjunction with GAAP Net Earnings. Further, ProLogis believes that its consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of its financial condition and its operating performance.

NAREIT’s Funds From Operations measure adjusts GAAP Net Earnings to exclude historical cost depreciation and gains and losses from the sales of previously depreciated properties. ProLogis agrees that these two NAREIT adjustments are useful to investors for the following reasons:

(a) historical cost accounting for real estate assets in accordance with GAAP assumes, through depreciation charges, that the value of real estate assets diminishes predictably over time. NAREIT stated in its White Paper on Funds from Operations “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” Consequently, NAREIT’s definition of Funds From Operations reflects the fact that real estate, as an asset class, generally appreciates over time and depreciation charges required by GAAP do not reflect the underlying economic realities.

(b) REITs were created as a legal form of organization in order to encourage public ownership of real estate as an asset class through investment in firms that were in the business of long-term ownership and management of real estate. The exclusion, in NAREIT’s definition of Funds From Operations, of gains and losses from the sales of previously depreciated operating real estate assets allows investors and analysts to readily identify the operating results of the long-term assets that form the core of a REIT’s activity and assists in comparing those operating results between periods.

At the same time that NAREIT created and defined its Funds From Operations concept for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” ProLogis believes that financial analysts, potential investors and shareholders who review its operating results are best served by a defined Funds From Operations measure that includes other adjustments to GAAP Net Earnings in addition to those included in the NAREIT defined measure of Funds From Operations.

The ProLogis Defined Funds From Operations measure excludes the following items from GAAP Net Earnings that are not excluded in the NAREIT Defined Funds From Operations measure: (i) deferred income tax benefits and deferred income tax expenses recognized by ProLogis’ taxable subsidiaries; (ii) certain foreign currency exchange gains and losses resulting from certain debt transactions between ProLogis and its foreign consolidated subsidiaries and its foreign unconsolidated investees; (iii) foreign currency exchange gains and losses from the remeasurement (based on current foreign currency exchange rates) of certain third party debt of ProLogis’ foreign consolidated subsidiaries and its foreign unconsolidated investees; and (iv) mark-to-market adjustments associated with derivative financial instruments utilized to manage ProLogis’ foreign currency risks. Funds From Operations of ProLogis’ unconsolidated investees is calculated on the same basis as ProLogis.

The items that ProLogis excludes from GAAP Net Earnings, while not infrequent or unusual, are subject to significant fluctuations from period to period that cause both positive and negative effects on ProLogis’ results of operations, in inconsistent and unpredictable directions. Most importantly, the economics underlying the items that ProLogis excludes from GAAP Net Earnings are not the primary drivers in management’s decision-making process and capital investment decisions. Period to period fluctuations in these items can be driven by accounting for short-term factors that are not relevant to long-term investment decisions, long-term capital structures or to long-term tax planning and tax structuring decisions. Accordingly, ProLogis believes that investors are best served if the information that is made available to them allows them to align their analysis and evaluation of ProLogis’ operating results along the same lines that ProLogis’ management uses in planning and executing its business strategy.

Real estate is a capital-intensive business. Investors’ analyses of the performance of real estate companies tend to be centered on understanding the asset value created by real estate investment decisions and understanding current operating returns that are being generated by those same investment decisions. The adjustments to GAAP net earnings that are included in arriving at the ProLogis Defined Funds From Operations measure are helpful to management in making real estate investment decisions and evaluating its current operating performance. ProLogis believes that these adjustments are also helpful to industry analysts, potential investors and shareholders in their understanding and evaluation of ProLogis’ performance on the key measures of net asset value and current operating returns generated on real estate investments.

EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization):

ProLogis believes that EBITDA is a useful supplemental measure to be used in the calculation of Return on Capital measures (see page 11). ProLogis believes that Return on Capital measures are useful in analyzing the financial returns resulting from capital deployment decisions and for comparing returns associated with alternative investment decisions. EBITDA, as computed by ProLogis, does not represent Net Earnings or cash from operating activities that are computed in accordance with GAAP and is not indicative of cash available to fund cash needs, which ProLogis presents in its Consolidated Statements of Cash Flows and includes in its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q that are filed with the Securities and Exchange Commission. Accordingly, the EBITDA measure presented by ProLogis should not be considered as an alternative to Net Earnings as an indicator of ProLogis’ operating performance, or as an alternative to cash flows from operating, investing, or financing activities as a measure of liquidity. The EBITDA measure presented by ProLogis will not be comparable to similarly titled measures of other REITs.

EBITDA, as defined, represents Net Earnings (computed in accordance with GAAP) excluding: (i) interest expense; (ii) income tax expenses and benefits; and (iii) depreciation and amortization expenses. In ProLogis’ computation of EBITDA the following items are also excluded: (i) preferred dividends and charges related to the redemption of preferred shares; (ii) the foreign currency exchange gains and losses that are also excluded in the ProLogis Defined Funds From Operations measure (presented above); (iii) impairment charges; and (iv) gains and losses from the disposition of non-CDFS assets. In addition, ProLogis adjusts the gains and losses from the contributions and sales of developed properties recognized as CDFS income to reflect these gains and losses as if no interest cost had been capitalized during the development of the properties (i.e. the gains are larger since capitalized interest is not included in the basis of the assets contributed and sold). EBITDA of ProLogis’ unconsolidated investees is calculated on the same basis as ProLogis.

Supplemental Information Page 8

ProLogis

Fourth Quarter 2003
Unaudited Financial Results

Notes to Consolidated Financial Statements

(1)	As of July 1, 2002, ProLogis acquired the minority ownership interests in ProLogis Kingspark and related companies (see note 4) and from that date has owned 100% of these entities. Accordingly, ProLogis began presenting its investment in ProLogis Kingspark and related companies on a consolidated basis on July 1, 2002. In accordance with GAAP, this change in reporting method does not result in a restatement of the financial information for previous periods. Accordingly, a Consolidated Statement of Earnings on a pro forma basis and a Consolidated Statement of Funds From Operations on a pro forma basis for the year ended December 31, 2002 are presented on pages 2 and 3, respectively. This pro forma financial information is presented to reflect ProLogis Kingspark as if it were consolidated for all of 2002 to allow for comparability between periods.

(2)	Certain amounts included in ProLogis’ Supplemental Information package for 2002 have been reclassified to conform to the 2003 presentation.

(3)	In December 2003, ProLogis’ Board of Trustees set an annual distribution rate for 2004 of $1.46 per Common Share. The amount of the Common Share distribution may be adjusted at the discretion of the Board during the year.

(4)	The corporate distribution facilities services business (“CDFS business”) segment represents the development of distribution properties with the intent to either contribute the properties to a ProLogis Property Fund in which ProLogis has an ownership interest and acts as manager or sell the property to a third party, and the acquisition and rehabilitation or acquisition and repositioning of distribution properties with the intent to contribute the properties to a ProLogis Property Fund. This segment’s income also includes fees earned for development activities performed on behalf of customers or third parties and gains or losses from the disposition of land parcels that no longer fit into ProLogis’ development plans.

ProLogis Kingspark, which is presented on a consolidated basis in ProLogis’ financial statements as of July 1, 2002 (see note 1), performs all of ProLogis’ CDFS business activities in the United Kingdom. ProLogis Kingspark has invested in certain joint ventures that also perform CDFS business activities. While ProLogis’ investment in ProLogis Kingspark was presented under the equity method, ProLogis Kingspark’s joint ventures were not separately presented in ProLogis’ financial statements. In November 2003, ProLogis sold its interest in one of these joint ventures, the only one of the joint ventures that held interests in operating properties. As of December 31, 2003, ProLogis has a 50% ownership interest in each of three CDFS Joint Ventures that operate only in the United Kingdom. All CDFS business activities outside the United Kingdom are performed by ProLogis or one of its consolidated subsidiaries.

(5)	Represents ProLogis’ investment in a European temperature-controlled distribution company. At December 31, 2003, this company operated primarily in France and all of the assets located in France were classified as “held for sale.” At December 31, 2002, this company also had operations in the United Kingdom. See note 11 and page 14.

(6)	Represents rental income earned and rental expenses incurred while ProLogis owns a property directly. Rental expenses include ProLogis’ direct expenses associated with its management of the ProLogis Property Funds’ operations. For properties that have been contributed to a ProLogis Property Fund, ProLogis recognizes its share of the total operations of the Property Fund under the equity method and presents these amounts as a component of “Revenues” in its Consolidated Statements of Earnings, Funds From Operations and EBITDA.

(7)	Amounts include straight-lined rents of $1,965,000 and $900,000 for the three months ended December 31, 2003 and 2002, respectively, and $7,236,000 and $4,576,000 for the years ended December 31, 2003 and 2002, respectively.

(8)	Amounts include rental expense recoveries from customers of $23,285,000 and $22,503,000 for the three months ended December 31, 2003 and 2002, respectively, and $99,448,000 and $92,723,000 for the years ended December 31, 2003 and 2002, respectively. Prior to the fourth quarter of 2003, ProLogis presented the rental expense recoveries from customers as a reduction to rental expenses rather than as a component of rental income. Rental expense recoveries from customers have been reclassified for all periods presented.

(9)	When ProLogis contributes properties to a ProLogis Property Fund in which it has an ownership interest, ProLogis does not recognize a portion of the gain resulting from the contribution. The amount of the gain not recognized is based on ProLogis’ ownership interest in the Property Fund acquiring the property. ProLogis defers this portion of the gain by recognizing a reduction to its investment in the respective Property Fund. ProLogis adjusts its proportionate share of the earnings or losses that it recognizes under the equity method from the Property Fund in later periods to reflect the Property Fund’s depreciation expense as if the depreciation expense was computed on ProLogis’ lower basis in the real estate assets rather than on the Property Fund’s basis in the real estate assets. If a loss is recognized when a property is contributed to a ProLogis Property Fund, none of the loss is deferred. See page 7 for the amount of gross gains that have not been recognized as of December 31, 2003.

When a property that ProLogis originally contributed to a ProLogis Property Fund is disposed of to a third party, ProLogis recognizes the amount of the gain that it had previously deferred as a part of its CDFS income during the period that the disposition occurs. Further, during periods when ProLogis’ ownership interest in a ProLogis Property Fund decreases, ProLogis will release into income a portion of the gains that were previously deferred to coincide with its new ownership interest in the ProLogis Property Fund. In connection with the fourth quarter 2003 disposition of 13 properties by ProLogis European Properties Fund and subsequent redemption of a portion of the units that ProLogis held in ProLogis European Properties Fund, ProLogis’ ownership interest was reduced. Accordingly, in the fourth quarter of 2003, ProLogis has included the release of $25.9 million of previously deferred gains related to contributions to ProLogis European Properties Fund as part of its CDFS income in its Consolidated Statements of Earnings, Funds From Operations and EBITDA. The total amount of previously deferred gains for all ProLogis Property Funds that were released and recognized income during 2003 was $27.1 million.

(10)	ProLogis has not recognized the full amounts of gains related to contributions occurring in the period due to its continuing ownership interests in the ProLogis Property Funds acquiring the properties (see note 9). The gross amounts deferred at contribution were $4,869,000 and $11,124,000 for the three months ended December 31, 2003 and 2002, respectively, and $25,933,000 and $44,199,000 for the years ended December 31, 2003 and 2002, respectively.

(11)	Since June 2001, ProLogis has disposed of substantial portions of its investments in temperature-controlled distribution assets. As of December 31, 2003, substantially all of ProLogis’ remaining investment relates to temperature-controlled distribution assets that are located in France and are classified as held for sale. For the year ended December 31, 2003, ProLogis’ share of the net earnings of its European temperature-controlled investee includes an impairment charge of $38.3 million, recognized in the third quarter of 2003, primarily related to certain of the operating assets in the United Kingdom that were held for sale at the time. These assets were sold in December 2003 and the final transaction resulted in the recognition of a gain of $10.6 million (including a realized foreign currency gain of $6.8 million that resulted from the repatriation of net sales proceeds to the United States). See page 14.

For the year ended December 31, 2002, ProLogis’ share of the net loss of its United States temperature-controlled distribution investee includes an impairment charge of $37.2 million, recognized in the third quarter of 2002, related to certain of the operating assets in the United States that were held for sale at the time. These assets were sold in October 2002 and the final transaction resulted in the recognition of a net gain of $6.3 million in the fourth quarter of 2002. See page 14.

(12)	In 2003, includes a $5,000 loss and income of $57,000 representing ProLogis’ proportionate shares of the net loss of Insight, Inc. and the net earnings of ProLogis Equipment Services LLC, respectively, recognized under the equity method. ProLogis Equipment Services sold substantially all of its assets in September 2002.

In 2002, includes a $2,073,000 loss representing ProLogis’ proportionate share of the net loss of an unconsolidated investee that recognized an impairment charge related to its remaining investment in a logistics technology company (recognized in the first quarter of 2002). For 2002, also includes $4,000 and $574,000 representing ProLogis’ proportionate shares of the net earnings of Insight, Inc. and ProLogis Equipment Services, respectively.

(13)	Includes amortization of deferred loan costs of $1,421,000 and $1,271,000 for the three months ended December 31, 2003 and 2002, respectively, and $5,891,000 and $4,967,000 for the years ended December 31, 2003 and 2002, respectively. Excludes interest that has been capitalized based on ProLogis’ development activities of $7,604,000 and $9,645,000 for the three months ended December 31, 2003 and 2002, respectively, and $36,425,000 and $30,534,000 for the years ended December 31, 2003 and 2002. See note 20 on page 9a.

(14)	During the fourth quarter of 2003, ProLogis European Properties Fund disposed of 13 operating properties located in the United Kingdom that were originally contributed to ProLogis European Properties Fund by ProLogis. ProLogis European Properties Fund used the proceeds from this disposition to redeem certain of its outstanding equity units. ProLogis accepted the offer of redemption with respect to 37.16% of the units it held. Based on its book basis of the units redeemed, ProLogis recognized a net gain of $74.7 million on the partial redemption of its investment in ProLogis European Properties Fund in its Consolidated Statement of Earnings and a net gain of $47.8 million on this same transaction in its Consolidated Statements of Funds From Operations and EBITDA. The gain recognized by ProLogis in Earnings, Funds From Operations and EBITDA, includes a foreign currency exchange gain of $47.9 million that results from the repatriation of the cash proceeds from the redemption to the United States.

Investment balances and certain intercompany debt balances that are not denominated in U.S. dollars are remeasured under GAAP with the resulting adjustment recognized as a cumulative translation adjustment in accumulated other comprehensive income in shareholders’ equity. This treatment is applicable to intercompany debt when the debt is deemed to be a long-term source of capital to the subsidiary or investee. However, any unrealized foreign currency gains or losses that have been previously recognized as a cumulative translation adjustment in the balance sheet that subsequently become realized as a result of the partial or complete sale or the complete or substantially complete liquidation of an investment in a foreign entity are recognized as a component of the gain or loss on the sale or liquidation transaction under GAAP.

Notes are continued on Page 9a.

Supplemental Information Page 9

ProLogis

Fourth Quarter 2003
Unaudited Financial Results

Notes to Consolidated Financial Statements (Continued)

(15)	Foreign currency exchange gains and losses that are recognized as a component of Net Earnings under GAAP generally result from: (i) remeasurement and/or settlement of certain debt transactions between ProLogis and its foreign consolidated subsidiaries and foreign unconsolidated investees (depending on the type of loan, the currency in which the loan is denominated and the form of ProLogis’ investment); (ii) remeasurement and/or settlement of certain third party debt of ProLogis’ foreign consolidated subsidiaries (depending on the currency in which the loan is denominated); and (iii) mark-to-market adjustments related to derivative financial instruments utilized to manage foreign currency risks. ProLogis generally excludes these types of foreign currency exchange gains and losses from the ProLogis Defined Funds From Operations measure and also from its computation of EBITDA. ProLogis’ definitions of Funds From Operations and EBITDA are presented on page 8.

Foreign currency exchange gains and losses that result from transactions (including certain intercompany debt and equity investments) that are settled in a currency other than the reporting company’s functional currency and from the settlement of derivative financial instruments utilized to manage foreign currency risks are included in the ProLogis Defined Funds From Operations measure and in ProLogis’ computation of EBITDA. See note 14 on page 9.

(16)	Represents the excess of the redemption values over the carrying values of ProLogis’ Series E Preferred Shares that were redeemed on July 1, 2003 and the 5,000,000 of ProLogis’ Series D Preferred Shares that were redeemed on December 1, 2003 (see notes 22 and 23) in accordance with FASB-EITF Topic D-42, “The Effect on the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock.” In July 2003, the SEC staff clarified the SEC’s position as to the application of Topic D-42. The SEC staff’s position is that in applying Topic D-42, the carrying value of preferred shares that are redeemed should be reduced by the amount of original issuance costs, regardless of where in the shareholders’ equity section those costs are reflected. In addition to issuance costs, the carrying value of the Series E Preferred Shares redeemed included a purchase accounting adjustment recognized when these shares were issued as part of the 1999 Meridian merger.

In 2001, ProLogis redeemed its remaining Series B Preferred Shares and its Series A Preferred Shares. In applying Topic D-42 at that time, ProLogis did not include the original issuance costs associated with these preferred shares as part of the carrying value because ProLogis had recorded the associated issuance costs as a reduction to Additional Paid-in Capital and not as a reduction to the carrying value of the preferred shares in its Consolidated Balance Sheet. In accordance with the SEC staff’s clarification, ProLogis will restate Net Earnings Attributable to Common Shares and Funds From Operations Attributable to Common Shares for the year ended December 31, 2001 to reflect a charge for the excess of the redemption values over the carrying values of the Series B Preferred Shares and Series A Preferred Shares that were redeemed in 2001.

This restatement results in the recognition of a charge of $4.8 million in 2001 and reduces both ProLogis’ reported Net Earnings per Common Share and reported Funds From Operations per Common Share for the year ended December 31, 2001 by $0.03 per diluted share. Further, the Additional Paid-in Capital and Distributions in excess of Net Earnings balances that are included in ProLogis’ Consolidated Balance Sheet as of December 31, 2002 on page 6 have been restated to reflect this charge.

(17)	ProLogis began a Common Share repurchase program in January 2001. Under this program, which provides for up to $215.0 million of Common Share repurchases, ProLogis has repurchased 5,571,100 Common Shares at an average cost of $23.50 per share (aggregate cost of $130.9 million, net of expenses). ProLogis repurchased 387,900 Common Shares in 2003, all in the first quarter. For the three months and year ended December 31, 2002, ProLogis repurchased 2,106,000 and 4,405,000 Common Shares, respectively.

(18)	ProLogis reports its investments in the ProLogis Property Funds, its CDFS Joint Ventures, its temperature-controlled distribution investees and certain other investments under the equity method. Until July 1, 2002, ProLogis accounted for its investment in ProLogis Kingspark under the equity method. For purposes of calculating Funds From Operations and EBITDA, the Net Earnings of each of its unconsolidated investees is adjusted to be consistent with its calculation of these measures by ProLogis. ProLogis’ definition of Funds From Operations and EBITDA are presented on page 8.

(19)	Consists primarily of adjustments to the amounts that ProLogis recognizes under the equity method that are necessary to recognize the original gain that was not recognized at contribution. See note 9.

(20)	While accounted for under the equity method, ProLogis Kingspark computed capitalized interest based on its separate company overall borrowing rate (including intercompany and third party debt rates). When ProLogis’ share of ProLogis Kingspark’s earnings was recognized in ProLogis’ consolidated financial statements, capitalized interest was adjusted to reflect ProLogis’ overall borrowing rate. Because ProLogis’ overall borrowing rate is greater than ProLogis Kingspark’s separate company borrowing rate, an additional amount of capitalized interest is recognized when ProLogis Kingspark is consolidated with ProLogis. Depending on the amount of interest cost incurred by ProLogis Kingspark during the period and the amount of ProLogis Kingspark’s development expenditures during the period, the adjustment for the difference in overall borrowing rates can result in a negative interest expense balance attributable to ProLogis Kingspark.

(21)	Other investments include: (i) funds that are held in escrow pending the completion of tax-deferred exchange transactions; (ii) earnest money deposits associated with potential acquisitions; (iii) costs incurred during the pre-acquisition due diligence process; and (iv) costs incurred during the pre-construction phase related to future development projects.

(22)	On December 1, 2003, ProLogis redeemed 5,000,000 of its outstanding Series D Preferred Shares at the price of $25.00 per share, plus $0.3355 in accrued and unpaid dividends. On December 11, 2003, ProLogis called for the redemption of the remaining 5,000,000 of Series D Preferred Shares outstanding at a price of $25.00 per share, plus $0.066 in accrued and unpaid dividends. The redemption of these shares was completed on January 12, 2004. ProLogis recognized a charge of $4.2 million associated with this redemption in January 2004. See note 16.

(23)	On July 1, 2003, ProLogis redeemed its 2,000,000 outstanding Series E Preferred Shares at the price of $25.00 per share, plus $0.3685 in accrued and unpaid dividends. See note 16.

(24)	On November 28, 2003, ProLogis issued 5,000,000 of Series F Preferred Shares. The shares have a stated liquidation preference of $25.00 per share. Net proceeds from the offering were $121.0 million. Dividends will be payable quarterly in arrears on the last day of March, June, September and December, when and if, declared by the Board. The first dividend was paid on December 31, 2003. The shares will not be redeemable prior to November 28, 2008.

(25)	On December 30, 2003, ProLogis issued 5,000,000 of Series G Preferred Shares. The shares have a stated liquidation preference of $25.00 per share. Net proceeds from the offering were $120.9 million. Dividends will be payable quarterly in arrears on the last day of March, June, September and December, when and if, declared by the Board. The first dividend will be paid on March 31, 2004. The shares will not be redeemable prior to December 30, 2008.

(26)	Accumulated other comprehensive income includes cumulative foreign currency translation adjustments and unrealized gains and losses associated with derivative financial instruments that receive hedge accounting treatment. ProLogis also recognizes its proportionate share of the accumulated other comprehensive income balances of its unconsolidated investees.

Supplemental Information Page 9a

ProLogis

Fourth Quarter 2003
Unaudited Financial Results

Components of Net Asset Value (A)
(in thousands)

Income Items

	4Q 2003	ProLogis’		Annualized
	Pro Forma	Ownership		Pro Forma
	NOI (B)	Interest		NoI–Pro Rata

Direct ownership properties (B)	$112,943	100.0%	X 4	$451,772

ProLogis Property Funds–North America (B):
ProLogis California LLC	$14,845	50.0%	X 4	$29,690
ProLogis North American Properties Fund I	8,192	41.3%	X 4	13,533
ProLogis North American Properties Fund II	4,753	20.0%	X 4	3,802
ProLogis North American Properties Fund III	4,779	20.0%	X 4	3,823
ProLogis North American Properties Fund IV	3,421	20.0%	X 4	2,737
ProLogis North American Properties Fund V	18,612	14.0%	X 4	10,417

Subtotal North America				64,002

ProLogis Japan Properties Fund (B)	5,998	20.0%	X 4	4,798

Total Property Funds–North America and Japan				$68,800

		4Q 2003 Actual		Annualized Fees

Fee income (includes all ProLogis Property Funds) (see page 12)		$11,735	X 4	$46,940

				Actual 12 mos.
		4Q 2003 Actual		ended 12/31/03

Income From CDFS business:
Funds From Operations from CDFS business (see page 3)		$41,685		$129,605
Recognition of previously deferred gains (see note 9 on page 9)(C)		(25,911)		(27,116)
Gross amount of gains that have not been recognized in Funds From Operations on current period contributions (see notes 9 and 10 on page 9)		4,869		25,933

		$20,643		$128,422

Balance Sheet Items
Investment in ProLogis European Properties Fund (C)				$384,112

Investment in other properties (D)				$36,783

Investments in unconsolidated investees other than ProLogis Property Funds:
CDFS Joint Ventures				$12,734
Temperature-controlled distribution investee (see page 14)				113,830
Other unconsolidated investees				2,486

Total investments in unconsolidated investees other than ProLogis Property Funds				$129,050

Investments in land and development projects:
Development projects in process (see pages 6 and 21)				$404,581
Land held for development (see pages 6 and 19)				511,163

Total investments in land and development projects				$915,744

Other assets:
Cash and cash equivalents				$331,503
Funds held in escrow (E)				4,502
Deposits, prepaid assets and other tangible assets				127,004
Accounts and notes receivable				46,642
ProLogis’ share of other tangible assets of ProLogis Property Funds (F)				19,848

Total other assets				$529,499

Liabilities and preferred equity:
ProLogis’ total liabilities				$(3,270,757)
ProLogis’ share of third party debt of ProLogis Property Funds (see page 13) (F)				(427,992)
ProLogis’ share of other third party liabilities of ProLogis Property Funds (F)				(19,402)

Total liabilities				(3,718,151)
Preferred shares				(475,000)

Total liabilities and preferred equity				$(4,193,151)

ProLogis’ Consolidated Balance Sheet is at Page 6.

Net Asset Value Discussion

ProLogis considers Net Asset Value to be a useful tool for management, financial analysts, potential investors and shareholders to estimate the value of common shareholder equity. The assessment of the value of a particular segment of ProLogis’ business is subjective in that it will involve estimates and can be performed using various methods. Therefore, ProLogis has presented the financial results and investments related to its business segments that it believes are important in calculating its Net Asset Value but has not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation.

Comments are on page 10a.

Supplemental Information Page 10

ProLogis

Fourth Quarter 2003
Unaudited Financial Results

Comments to Components of Net Asset Value
(in thousands)

Comments relate to page 10.

COMMENTS

(A)	The components of Net Asset Value provided do not consider any incentive management fees that ProLogis can earn from ProLogis Property Funds, the potential growth in rental and fee income streams or the franchise value associated with ProLogis’ global operating platform and the ProLogis Operating System®.

(B)	A reconciliation of rental income and rental expenses computed under GAAP to pro forma net operating income (“NOI”) for purposes of the Net Asset Value calculation for ProLogis and the ProLogis Property Funds, excluding ProLogis European Properties Fund, for the three months ended December 31, 2003 follows (amounts in thousands). Because ProLogis’ investment in ProLogis European Properties Fund is subject to periodic third party valuations (see comment C), a separate calculation using pro forma NOI is not necessary.

			ProLogis	ProLogis
		ProLogis	N.A.	N.A.
		California	Properties	Properties
	ProLogis	LLC	Fund I	Fund II

Calculation of Pro Forma NOI (a):
Rental income computed under GAAP (see pages 2 and 12)	$133,658	$18,671	$10,359	$6,068
Straight-lined rents (b)	(1,965)	(246)	(183)	(124)
Net termination fees (c)	(111)	(12)	174	30

Adjusted rental income	131,582	18,413	10,350	5,974

Rental expenses, computed under GAAP (see pages 2 and 12)	(32,521)	(3,726)	(2,270)	(1,281)
Certain fees paid to ProLogis (d)	—	158	112	60

Adjusted rental expenses	(32,521)	(3,568)	(2,158)	(1,221)

Adjusted NOI from stabilized properties	99,061	14,845	8,192	4,753
Other adjustments (e)(f)	13,882	—	—	—

Pro Forma NOI	$112,943	$14,845	$8,192	$4,753

[Additional columns below]

[Continued from above table, first column(s) repeated]

	ProLogis	ProLogis	ProLogis	ProLogis
	N.A.	N.A.	N.A.	Japan
	Properties	Properties	Properties	Properties
	Fund III	Fund IV	Fund V	Fund

Calculation of Pro Forma NOI (a):
Rental income computed under GAAP (see pages 2 and 12)	$5,959	$4,228	$24,202	$5,024
Straight-lined rents (b)	(24)	(115)	(1,083)	(383)
Net termination fees (c)	—	—	(320)	—

Adjusted rental income	5,935	4,113	22,799	4,641

Rental expenses, computed under GAAP (see pages 2 and 12)	(1,227)	(731)	(4,414)	(526)
Certain fees paid to ProLogis (d)	71	39	227	—

Adjusted rental expenses, net of recoveries	(1,156)	(692)	(4,187)	(526)

Adjusted NOI from stabilized properties	4,779	3,421	18,612	4,115
Other adjustments (e)(f)	—	—	—	1,883

Pro Forma NOI	$4,779	$3,421	$18,612	$5,998

(a)	Pro forma NOI represents: (i) rental income computed under GAAP for each applicable property, including rental expense recoveries, adjusted to exclude straight-lined rents (see (b) below) and net termination fees (see (c) below); (ii) less rental expenses computed under GAAP for each applicable property adjusted to exclude certain fees paid to ProLogis that have been recognized as rental expenses by the ProLogis Property Funds (see (d) below); (iii) as adjusted to reflect CDFS assets (completed developments and repositioned acquisitions) at a stabilized yield for the entire period (see (e) below); and (iv) as adjusted to present a full period of operations for those properties that were not stabilized for the entire period (see (f) below).

(b)	Straight-lined rents are removed from rental income computed under GAAP to allow for the calculation of a cash yield, which is common in Net Asset Value calculations.

(c)	Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer’s rent leveling asset or liability, if any, that has been previously recognized under GAAP. Removing the net termination fees from rental income allows for the calculation of pro forma NOI to include only rental income that is indicative of the property’s recurring operating performance. Customer terminations are negotiated under specific circumstances and are not subject to specific provisions or rights allowed under the lease agreements.

(d)	These miscellaneous fees are removed because they represent costs that are specific to the ownership structures of the individual ProLogis Property Fund and are not necessarily indicative of expenses that would be incurred under other structures.

(e)	For ProLogis, the NOI generated by CDFS assets (completed developments and repositioned acquisitions) is removed and replaced with an NOI measure that is computed by applying each property’s projected yield at the time the property was developed or acquired to the gross book basis of the property at December 31, 2003.

(f)	For ProLogis Japan Properties Fund, NOI is adjusted to reflect a full period of operations for the one property acquired during the three-month period.

(C)	At December 31, 2003, the Net Asset Value of ProLogis’ investment in ProLogis European Properties Fund was as follows (in thousands except per unit amounts):

Number of equity units held by ProLogis on December 31, 2003	28,686
Net Asset Value per unit at March 31, 2003 in euros (g)	10.45

Total Net Asset Value at December 31, 2003 in euros	299,769
Euro to U.S. dollar exchange rate at December 31, 2003	1.2630

Total Net Asset Value at December 31, 2003 in U.S. dollars	$378,608
ProLogis’ share of Funds From Operations since March 31, 2003 (h)	27,378
Less dividends received since March 31, 2003	(26,418)
Net amounts owed to ProLogis	4,544

Total net asset value as of March 31, 2002	$384,112

(g)	Based on an independent third party valuation as of March 31, 2003.

(h)	Represents ProLogis’ share of Funds From Operations of ProLogis European Properties Fund since the last net asset valuation (March 31, 2003) excluding management fee income which is paid to ProLogis on a current basis ($8,863,000 for the three months ended June 30, 2003, $8,629,000 for the three months ended September 30, 2003 and $9,886,000 for the three months ended December 31, 2003). See page 12.

(D)	Represents ProLogis’ investment in three temperature-controlled operating properties in the United Kingdom. See Comment B on page 14.

(E)	Represents the average cash balance held in escrow from tax-deferred exchanges of real estate for the year ended December 31, 2003. Cash held in escrow is reflected in “Investments in real estate assets” in ProLogis’ Consolidated Balance Sheet and further reflected in the “Other investments” line item. See note 21 on page 9a.

(F)	Excludes ProLogis European Properties Fund. See comment C.

Supplemental Information Page 10a

ProLogis

Fourth Quarter 2003
Unaudited Financial Results

Calculations of Return on Capital (A)
(in thousands)

	Full Year	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
	2003	2003	2003	2003	2003

EBITDA:
EBITDA	$718,643	$219,667	$164,725	$169,473	$164,778
Deferred gains that have not been recognized in EBITDA (B)	2,768	(20,626)	7,064	9,954	6,376

	$721,411	$198,841	$171,789	$179,427	$171,154

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Full Year	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
	2002	2002	2002	2002	2002

EBITDA:
EBITDA	$717,220	$176,000	$182,730	$182,619	$175,871
Deferred gains that have not been recognized in EBITDA (B)	52,502	11,868	18,864	12,501	9,269

	$769,722	$187,868	$201,594	$195,120	$185,140

	Averages	December 31,	September 30,
	for 2003	2003	2003

Total Book Assets (C):
Direct investment:
ProLogis’ direct investment in real estate assets, before depreciation (D)	$5,547,257	$5,854,046	$5,538,063
ProLogis’ direct other assets, net of direct other liabilities (E)	233,311	404,996	185,718

	5,780,568	6,259,042	5,723,781
ProLogis share of Total Book Assets of unconsolidated investees:
ProLogis Property Funds (F)	1,535,608	1,432,781	1,670,371
Investment in ProLogis Kingspark (see note 4 on page 9) (G)	—	—	—
Investments in CDFS Joint Ventures (G)	73,938	12,734	98,159
Investments in temperature-controlled distribution investees (G)	167,474	113,977	158,465
Investments in other unconsolidated investees (D)	2,851	2,486	2,486

	1,779,871	1,561,978	1,929,481

Total Book Assets (including ProLogis’ share of Total Book Assets of unconsolidated investees)	$7,560,439	$7,821,020	$7,653,262

Total Book Equity Attributable to Common Shareholders (C):
Total Book Assets (C)	$7,560,439	$7,821,020	$7,653,262
Less: minority interest (D)	(39,599)	(37,777)	(38,716)
Less: third party debt (D)	(2,879,060)	(2,990,669)	(2,953,277)
Less: ProLogis’ share of third party debt of unconsolidated investees (see page 22)	(785,539)	(750,638)	(865,555)
Less: preferred shares (D)	(405,000)	(475,000)	(350,000)

Total Book Equity Attributable to Common Shareholders (including ProLogis’ share of Total Book Equity of unconsolidated investees)	$3,451,241	$3,566,935	$3,445,714

Return on Assets (H):
Average Book Assets	$7,560,439
Less: average direct other assets, net of direct other liabilities	(233,311)
Less: average minority interest	(39,599)

	7,287,529

Adjusted EBITDA for the full year	$721,411

Return on Assets (H)	9.90%

Return on Equity Attributable to Common Shareholders (I):
Average Book Equity Attributable to Common Shareholders (C)	$3,451,241
Less: average direct other assets, net of direct other liabilities	(233,311)

	3,217,930

ProLogis Defined Funds From Operations Attributable to Common Shares for the full year	$400,745
Add back: deferred gains computed on a Funds From Operations basis, net of recapture amounts recognized (see page 10)	(1,183)
Add back: non-real estate depreciation and amortization	7,884
Add back: non-real estate depreciation and amortization of temperature-controlled distribution investees	2,089
Add back: adjustment to carrying values of investments in temperature-controlled distribution investees	38,286
Add back: excess of redemption values over the carrying values of preferred shares redeemed	7,823

ProLogis Defined Funds From Operations Attributable to Common Shares, as adjusted	$455,644

Return on Equity Attributable to Common Shareholders (I)	14.16%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	June 30,	March 31,	Averages
	2003	2003	for 2002

Total Book Assets (C):
Direct investment:
ProLogis’ direct investment in real estate assets, before depreciation (D)	$5,537,659	$5,410,992	$4,803,641
ProLogis’ direct other assets, net of direct other liabilities (E)	237,334	182,212	67,963

	5,774,993	5,593,204	4,871,604
ProLogis share of Total Book Assets of unconsolidated investees:
ProLogis Property Funds (F)	1,656,601	1,490,450	1,254,763
Investment in ProLogis Kingspark (see note 4 on page 9) (G)	—	—	318,227
Investments in CDFS Joint Ventures (G)	88,450	81,652	36,067
Investments in temperature-controlled distribution investees (G)	200,697	185,576	434,421
Investments in other unconsolidated investees (D)	2,486	2,486	4,730

	1,948,234	1,760,164	2,048,208

Total Book Assets (including ProLogis’ share of Total Book Assets of unconsolidated investees)	$7,723,227	$7,353,368	$6,919,812

Total Book Equity Attributable to Common Shareholders (C):
Total Book Assets (C)	$7,723,227	$7,353,368	$6,919,812
Less: minority interest (D)	(39,296)	(39,739)	(43,978)
Less: third party debt (D)	(2,891,073)	(2,828,302)	(2,577,358)
Less: ProLogis’ share of third party debt of unconsolidated investees (see page 22)	(853,686)	(749,133)	(713,846)
Less: preferred shares (D)	(400,000)	(400,000)	(400,000)

Total Book Equity Attributable to Common Shareholders (including ProLogis’ share of Total Book Equity of unconsolidated investees)	$3,539,172	$3,336,194	$3,184,630

Return on Assets (H):
Average Book Assets			$6,919,812
Less: average direct other assets, net of direct other liabilities			(67,963)
Less: average minority interest			(43,978)

			6,807,871

Adjusted EBITDA for the full year			$769,722

Return on Assets (H)			11.31%

Return on Equity Attributable to Common Shareholders (I):
Average Book Equity Attributable to Common Shareholders (C)			$3,184,630
Less: average direct other assets, net of direct other liabilities			(67,963)

			3,116,667

ProLogis Defined Funds From Operations Attributable to Common Shares for the full year			$393,049
Add back: deferred gains computed on a Funds From Operations basis, net of recapture amounts recognized (see page 10)			43,522
Add back: non-real estate depreciation and amortization			7,842
Add back: non-real estate depreciation and amortization of temperature-controlled distribution investees			5,648
Add back: adjustment to carrying values of investments in temperature-controlled distribution investees			42,918
Add back: excess of redemption values over the carrying values of preferred shares redeemed			—

ProLogis Defined Funds From Operations Attributable to Common Shares, as adjusted			$492,979

Return on Equity Attributable to Common Shareholders (I)			15.82%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	December 31,	September 30,	June 30,
	2002	2002	2002

Total Book Assets (C):
Direct investment:
ProLogis’ direct investment in real estate assets, before depreciation (D)	$5,395,527	$5,021,310	$4,515,556
ProLogis’ direct other assets, net of direct other liabilities (E)	156,293	91,699	52,884

	5,551,820	5,113,009	4,568,440
ProLogis share of Total Book Assets of unconsolidated investees:
ProLogis Property Funds (F)	1,427,836	1,324,124	1,285,189
Investment in ProLogis Kingspark (see note 4 on page 9) (G)	—	—	541,472
Investments in CDFS Joint Ventures (G)	88,696	91,639	—
Investments in temperature-controlled distribution investees (G)	178,658	457,419	481,003
Investments in other unconsolidated investees (D)	4,310	4,784	4,163

	1,699,500	1,877,966	2,311,827

Total Book Assets (including ProLogis’ share of Total Book Assets of unconsolidated investees)	$7,251,320	$6,990,975	$6,880,267

Total Book Equity Attributable to Common Shareholders (C):
Total Book Assets (C)	$7,251,320	$6,990,975	$6,880,267
Less: minority interest (D)	(42,467)	(42,973)	(43,755)
Less: third party debt (D)	(2,731,978)	(2,551,171)	(2,520,438)
Less: ProLogis’ share of third party debt of unconsolidated investees (see page 22)	(708,685)	(729,869)	(721,380)
Less: preferred shares (D)	(400,000)	(400,000)	(400,000)

Total Book Equity Attributable to Common Shareholders (including ProLogis’ share of Total Book Equity of unconsolidated investees)	$3,368,190	$3,266,962	$3,194,694

Return on Assets (H):
Average Book Assets
Less: average direct other assets, net of direct other liabilities
Less: average minority interest

Adjusted EBITDA for the full year

Return on Assets (H)

Return on Equity Attributable to Common Shareholders (I):
Average Book Equity Attributable to Common Shareholders (C)
Less: average direct other assets, net of direct other liabilities

ProLogis Defined Funds From Operations Attributable to Common Shares for the full year
Add back: deferred gains computed on a Funds From Operations basis, net of recapture amounts recognized (see page 10)
Add back: non-real estate depreciation and amortization
Add back: non-real estate depreciation and amortization of temperature-controlled distribution investees
Add back: adjustment to carrying values of investments in temperature-controlled distribution investees
Add back: excess of redemption values over the carrying values of preferred shares redeemed

ProLogis Defined Funds From Operations Attributable to Common Shares, as adjusted

Return on Equity Attributable to Common Shareholders (I)

[Additional columns below]

[Continued from above table, first column(s) repeated]

	March 31,	December 31,
	2002	2001

Total Book Assets (C):
Direct investment:
ProLogis’ direct investment in real estate assets, before depreciation (D)	$4,497,621	$4,588,193
ProLogis’ direct other assets, net of direct other liabilities (E)	63,019	(24,079)

	4,560,640	4,564,114
ProLogis share of Total Book Assets of unconsolidated investees:
ProLogis Property Funds (F)	1,149,314	1,087,352
Investment in ProLogis Kingspark (see note 4 on page 9) (G)	549,652	500,011
Investments in CDFS Joint Ventures (G)	—	—
Investments in temperature-controlled distribution investees (G)	476,063	578,962
Investments in other unconsolidated investees (D)	4,162	6,232

	2,179,191	2,172,557

Total Book Assets (including ProLogis’ share of Total Book Assets of unconsolidated investees)	$6,739,831	$6,736,671

Total Book Equity Attributable to Common Shareholders (C):
Total Book Assets (C)	$6,739,831	$6,736,671
Less: minority interest (D)	(45,058)	(45,639)
Less: third party debt (D)	(2,504,861)	(2,578,340)
Less: ProLogis’ share of third party debt of unconsolidated investees (see page 22)	(650,238)	(759,056)
Less: preferred shares (D)	(400,000)	(400,000)

Total Book Equity Attributable to Common Shareholders (including ProLogis’ share of Total Book Equity of unconsolidated investees)	$3,139,674	$2,953,636

Return on Assets (H):
Average Book Assets
Less: average direct other assets, net of direct other liabilities
Less: average minority interest

Adjusted EBITDA for the full year

Return on Assets (H)

Return on Equity Attributable to Common Shareholders (I):
Average Book Equity Attributable to Common Shareholders (C)
Less: average direct other assets, net of direct other liabilities

ProLogis Defined Funds From Operations Attributable to Common Shares for the full year
Add back: deferred gains computed on a Funds From Operations basis, net of recapture amounts recognized (see page 10)
Add back: non-real estate depreciation and amortization
Add back: non-real estate depreciation and amortization of temperature-controlled distribution investees
Add back: adjustment to carrying values of investments in temperature-controlled distribution investees
Add back: excess of redemption values over the carrying values of preferred shares redeemed

ProLogis Defined Funds From Operations, Attributable to Common Shares as adjusted

Return on Equity Attributable to Common Shareholders (I)

Comments are on page 11a.

Supplemental Information Page 11

ProLogis

Fourth Quarter 2003
Unaudited Financial Results

Comments to Calculations of Return on Capital

Comments relate to page 11.

COMMENTS

(A)	Return on Capital measures are commonly used by management, financial analysts, potential investors and shareholders to analyze financial returns. ProLogis believes that Return on Assets is useful in analyzing the financial returns resulting from capital deployment decisions and for comparing returns associated with alternative investment decisions. ProLogis believes that Return on Equity Attributable to Common Shareholders is useful in assessing the financial returns attributable to holders of common equity resulting from capital deployment and capital structuring decisions and evaluating options, as well as for comparing returns for alternative investment decisions. See comments H and I.

(B)	In calculating ProLogis’ EBITDA measure, the previously deferred gains that have been released to income during a period are eliminated because ProLogis’ EBITDA measure includes the gross gains before any deferrals. The amount of the net deferred gain (amount of gain on contributions in the period that is deferred net of the amount of previously deferred gains that is released in the period) that is added back to EBITDA to reflect the gains on a gross basis is further adjusted to reflect the original gross gain that is included in EBITDA as if there had been no interest capitalized into the basis of the asset sold ($3,951,000 for 2003 including $374,000 for the fourth quarter of 2003; $1,434,000 for the third quarter of 2003; $1,537,000 for the second quarter of 2003; $606,000 for the first quarter of 2003 and $8,980,000 for 2002. See definition of EBITDA on page 8 and notes 9 and 10 on page 9.

(C)	ProLogis’ use of the term “Book Assets” refers to the undepreciated asset base of the company. ProLogis’ use of the term “book equity” refers to the equity of the company with its assets presented on an undepreciated basis.

(D)	Represents ProLogis’ recorded balance sheet amount as of the applicable date. ProLogis’ Consolidated Balance Sheets are at page 6.

(E)	Other assets includes all assets other than real estate and investments in unconsolidated investees and other liabilities includes all liabilities other than third party debt. ProLogis’ Consolidated Balance Sheets are at page 6.

(F)	Represents ProLogis’ share of the total assets, before depreciation, net of liabilities, other than third party debt, of each entity. See page 13.

(G)	Represents ProLogis’ balance sheet investment in the entity plus ProLogis’ share of the entity’s third party debt, if any.

(H)	Return on Assets measures EBITDA, generated by operations and as defined by ProLogis on page 8, against the original capital invested that has generated this EBITDA. ProLogis believes that this EBITDA measure most accurately measures the direct financial return resulting from its capital decisions without including the impacts that financing and capital structure choices would have on the return calculation.

(I)	Return on Equity Attributable to Common Shareholders measures Funds From Operations as defined by ProLogis on page 8 and as further adjusted to remove all depreciation and amortization amounts and to reflect gains on contributions and sales of CDFS assets at their gross amount prior to any deferrals (see notes 9 and 10 on page 9) against the invested shareholder capital to which the Funds From Operations generated is attributable. ProLogis believes that the ProLogis Defined Funds From Operations, as adjusted measure most accurately measures the return related to the capital invested in common equity.

Supplemental Information Page 11a

ProLogis

Fourth Quarter 2003
Unaudited Financial Results

ProLogis Property Funds - EBITDA, Funds From Operations and Net Earnings

(in thousands)

	ProLogis		ProLogis	ProLogis	ProLogis
	European	ProLogis	N.A.	N.A.	N.A.
	Properties	California	Properties	Properties	Properties
	Fund	LLC	Fund I	Fund II	Fund III

	For the Three Months Ended December 31, 2003 (A)

EBITDA, Funds From Operations and Net Earnings of each Property Fund:
Rental revenues (B)	$71,610	$18,671	$10,359	$6,068	$5,959
Rental expenses (B):
Property management fees paid to ProLogis (C)	(801)	(630)	(327)	(215)	(258)
Other	(9,158)	(3,096)	(1,943)	(1,066)	(969)

Total rental expenses	(9,959)	(3,726)	(2,270)	(1,281)	(1,227)

Net operating income from properties	61,651	14,945	8,089	4,787	4,732

Other expense	(747)	(17)	(25)	(27)	(35)
Gains on disposition of CDFS assets, net	1,531	—	—	—	—
Asset management and other fees paid to ProLogis (C)	(5,448)	(2)	(184)	(295)	(274)

EBITDA of the Property Fund (D)	56,987	14,926	7,880	4,465	4,423
Current income tax benefit (expense)	(1,216)	—	(3)	(2)	3
Third party interest expense	(21,373)	(5,371)	(4,615)	(2,839)	(2,703)

Funds From Operations of the Property Fund (E)	34,398	9,555	3,262	1,624	1,723
Real estate related depreciation and amortization	(14,989)	(4,415)	(2,443)	(1,305)	(1,158)
Gains on other dispositions, net	2,017	—	—	—	—
Funds From Operations adjustment to gains recognized on disposition of CDFS assets	6,536	—	—	—	—
Foreign currency exchange expenses/losses, net	(4,519)	—	—	—	—
Deferred income tax expense	(2,496)	—	—	—	—

Net Earnings of the Property Fund (F)	$20,947	$5,140	$819	$319	$565

ProLogis’ share of EBITDA, Funds From Operations and Net Earnings of each Property
Fund recognized under the equity method (see pages 2, 3, 4 and 5):
ProLogis’ average ownership interest for the three-month period (G)	28.7%	50.0%	41.3%	20.0%	20.0%

ProLogis’ share of the Property Fund’s EBITDA	16,372	7,463	3,255	893	884
Fees paid to ProLogis (H)	6,744	796	541	533	548
Other (I)	—	(95)	(17)	—	(3)

EBITDA recognized by ProLogis (D)	$23,116	$8,164	$3,779	$1,426	$1,429

ProLogis’ share of the Property Fund’s Funds From Operations	9,886	4,778	1,347	325	345
Fees paid to ProLogis (H)	6,744	796	541	533	548
Other (I)	—	(45)	(16)	—	(4)

Funds From Operations recognized by ProLogis (E)	$16,630	$5,529	$1,872	$858	$889

ProLogis’ share of the Property Fund’s Net Earnings	6,082	2,553	338	64	113
Fees paid to ProLogis (H)	6,744	796	541	533	548
Other (I)	(383)	212	50	40	32

Net Earnings recognized by ProLogis (F)	$12,443	$3,561	$929	$637	$693

	For the Three Months Ended December 31, 2002 (I)

EBITDA recognized by ProLogis, including fees (D)	$17,678	$5,318	$3,215	$2,796	$1,862

Funds From Operations recognized by ProLogis, including fees (E)	$12,678	$5,273	$2,225	$1,382	$832

Net Earnings recognized by ProLogis, including fees (F)	$6,368	$3,339	$1,273	$1,186	$653

[Additional columns below]

[Continued from above table, first column(s) repeated]

	ProLogis	ProLogis	ProLogis
	N.A.	N.A.	Japan		ProLogis’
	Properties	Properties	Properties		Share of the
	Fund IV	Fund V	Fund	Total	Property Funds

	For the Three Months Ended December 31, 2003 (A)

EBITDA, Funds From Operations and Net Earnings of each Property Fund:
Rental revenues (B)	$4,228	$24,202	$5,024	$146,121	$47,879
Rental expenses (B):
Property management fees paid to ProLogis (C)	(108)	(736)	—	(3,075)	(899)
Other	(623)	(3,678)	(526)	(21,059)	(12,150)

Total rental expenses	(731)	(4,414)	(526)	(24,134)	(13,050)

Net operating income from properties	3,497	19,788	4,498	121,987	34,829

Other expense	(37)	(508)	(68)	(1,464)	(339)
Gains on disposition of CDFS assets, net	—	—	—	1,531	453
Asset management and other fees paid to ProLogis (C)	(184)	(252)	(375)	(7,014)	(1,904)

EBITDA of the Property Fund (D)	3,276	19,028	4,055	115,040	33,038
Current income tax benefit (expense)	(4)	311	—	(911)	(298)
Third party interest expense	(1,762)	(6,556)	(687)	(45,906)	(13,267)

Funds From Operations of the Property Fund (E)	1,510	12,783	3,368	68,223	19,473
Real estate related depreciation and amortization	(601)	(5,291)	(480)	(30,682)	(8,955)
Gains on other dispositions, net	—	—	—	2,017	595
Funds From Operations adjustment to gains recognized on disposition of CDFS assets	—	—	—	6,536	1,805
Foreign currency exchange expenses/losses, net	—	—	—	(4,519)	(1,211)
Deferred income tax expense	—	—	—	(2,496)	(738)

Net Earnings of the Property Fund (F)	$909	$7,492	$2,888	$39,079	$10,969

ProLogis’ share of EBITDA, Funds From Operations and Net Earnings of each Property
Fund recognized under the equity method (see pages 2, 3, 4 and 5):
ProLogis’ average ownership interest for the three-month period (G)	20.0%	14.2%	20.0%	28.5%

ProLogis’ share of the Property Fund’s EBITDA	656	2,705	811	33,038
Fees paid to ProLogis (H)	470	1,728	375	11,735
Other (I)	(3)	(82)	34	(166)

EBITDA recognized by ProLogis (D)	$1,123	$4,351	$1,220	$44,607

ProLogis’ share of the Property Fund’s Funds From Operations	302	1,817	674	19,473
Fees paid to ProLogis (H)	470	1,728	375	11,735
Other (I)	(3)	324	33	289

Funds From Operations recognized by ProLogis (E)	$769	$3,869	$1,082	$31,497

ProLogis’ share of the Property Fund’s Net Earnings	182	1,060	577	10,969
Fees paid to ProLogis (H)	470	1,728	375	11,735
Other (I)	25	212	52	240

Net Earnings recognized by ProLogis (F)	$677	$3,000	$1,004	$22,944

	For the Three Months Ended December 31, 2002 (I)

EBITDA recognized by ProLogis, including fees (D)	$1,350	$4,701	$427	$37,347

Funds From Operations recognized by ProLogis, including fees (E)	$616	$3,346	$251	$26,603

Net Earnings recognized by ProLogis, including fees (F)	$493	$2,950	$222	$16,484

Comments are on page 12a.

Supplemental Information Page 12

ProLogis

Fourth Quarter 2003
Unaudited Financial Results

ProLogis Property Funds - EBITDA, Funds From Operations and Net Earnings

(in thousands)

	ProLogis		ProLogis	ProLogis	ProLogis
	European	ProLogis	N.A.	N.A.	N.A.
	Properties	California	Properties	Properties	Properties
	Fund	LLC	Fund I	Fund II	Fund III

	For the Year Ended December 31, 2003 (A)

EBITDA, Funds From Operations and Net Earnings of each Property Fund:
Rental revenues (B)	$261,642	$72,843	$44,217	$25,806	$24,636
Rental expenses (B):
Property management fees paid to ProLogis (C)	(3,412)	(2,483)	(1,350)	(716)	(922)
Other	(32,423)	(11,358)	(7,003)	(5,307)	(4,139)

Total rental expenses	(35,835)	(13,841)	(8,353)	(6,023)	(5,061)

Net operating income from properties	225,807	59,002	35,864	19,783	19,575

Other income (expense)	(4,011)	4	(104)	(80)	(106)
Gains on disposition of CDFS assets, net	1,531	—	—	—	—
Asset management and other fees paid to ProLogis (C)	(19,915)	(16)	(719)	(1,179)	(1,062)

EBITDA of the Property Fund (D)	203,412	58,990	35,041	18,524	18,407
Current income tax expense	(6,660)	(4)	(54)	(9)	(10)
Third party interest expense	(75,438)	(21,589)	(18,069)	(11,351)	(10,819)

Funds From Operations of the Property Fund (E)	121,314	37,397	16,918	7,164	7,578
Real estate related depreciation and amortization	(62,823)	(17,133)	(9,732)	(5,243)	(4,627)
Gains on other dispositions, net	2,017	—	—	—	—
Funds From Operations adjustment to gains recognized on disposition of CDFS assets	6,181	—	—	—	—
Foreign currency exchange expenses/losses, net	(45,298)	—	—	—	—
Deferred income tax benefit (expense)	(2,873)	—	—	—	—

Net Earnings of the Property Fund (F)	$18,518	$20,264	$7,186	$1,921	$2,951

ProLogis’ share of EBITDA, Funds From Operations and Net Earnings of each Property
Fund recognized under the equity method (see pages 2, 3, 4 and 5):
ProLogis’ average ownership interest for the year (G)	29.5%	50.0%	41.3%	20.0%	20.0%

ProLogis’ share of the Property Fund’s EBITDA	60,007	29,495	14,472	3,705	3,681
Fees paid to ProLogis (H)	23,774	3,333	2,187	1,937	2,174
Other (I)	—	(328)	(69)	—	(6)

EBITDA recognized by ProLogis (D)	$83,781	$32,500	$16,590	$5,642	$5,849

ProLogis’ share of the Property Fund’s Funds From Operations	35,787	18,699	6,987	1,433	1,516
Fees paid to ProLogis (H)	23,774	3,333	2,187	1,937	2,174
Other (I)	—	(154)	(99)	(5)	(11)

Funds From Operations recognized by ProLogis (E)	$59,561	$21,878	$9,075	$3,365	$3,679

ProLogis’ share of the Property Fund’s Net Earnings	5,463	10,132	2,968	384	590
Fees paid to ProLogis (H)	23,774	3,333	2,187	1,937	2,174
Other (I)	953	764	22	60	63

Net Earnings recognized by ProLogis (F)	$30,190	$14,229	$5,177	$2,381	$2,827

	For the Year Ended December 31, 2002 (J)

EBITDA recognized by ProLogis, including fees (D)	$60,169	$22,434	$14,344	$9,828	$8,105

Funds From Operations recognized by ProLogis, including fees (E)	$42,442	$20,914	$9,629	$4,410	$3,497

Net Earnings recognized by ProLogis, including fees (F)	$24,162	$14,379	$5,997	$3,645	$2,779

[Additional columns below]

[Continued from above table, first column(s) repeated]

	ProLogis	ProLogis	ProLogis
	N.A.	N.A.	Japan		ProLogis’
	Properties	Properties	Properties		Share of the
	Fund IV	Fund V	Fund	Total	Property Funds

	For the Year Ended December 31, 2003 (A)

EBITDA, Funds From Operations and Net Earnings of each Property Fund:
Rental revenues (B)	$16,922	$80,663	$10,979	$537,708	$159,394
Rental expenses (B):
Property management fees paid to ProLogis (C)	(415)	(2,381)	—	(11,679)	(3,566)
Other	(2,430)	(13,002)	(679)	(76,341)	(22,558)

Total rental expenses	(2,845)	(15,383)	(679)	(88,020)	(26,125)

Net operating income from properties	14,077	65,280	10,300	449,688	133,269

Other income (expense)	(82)	175	(264)	(4,468)	(1,305)
Gains on disposition of CDFS assets, net	—	—	—	1,531	452
Asset management and other fees paid to ProLogis (C)	(727)	(437)	(843)	(24,898)	(7,006)

EBITDA of the Property Fund (D)	13,268	65,018	9,193	421,853	125,410
Current income tax expense	(21)	(110)	—	(6,868)	(2,014)
Third party interest expense	(7,055)	(21,119)	(1,523)	(166,963)	(49,766)

Funds From Operations of the Property Fund (E)	6,192	43,789	7,670	248,022	73,630
Real estate related depreciation and amortization	(3,876)	(17,074)	(1,274)	(121,782)	(36,632)
Gains on other dispositions, net	—	—	—	2,017	595
Funds From Operations adjustment to gains recognized on disposition of CDFS assets	—	—	—	6,181	1,823
Foreign currency exchange expenses/losses, net	—	—	—	(45,298)	(13,363)
Deferred income tax benefit (expense)	—	1,780	—	(1,093)	(585)

Net Earnings of the Property Fund (F)	$2,316	$28,495	$6,396	$88,047	$25,468

ProLogis’ share of EBITDA, Funds From Operations and Net Earnings of each Property
Fund recognized under the equity method (see pages 2, 3, 4 and 5):
ProLogis’ average ownership interest for the year (G)	20.0%	14.7%	20.0%	29.7%

ProLogis’ share of the Property Fund’s EBITDA	2,654	9,558	1,839	125,410
Fees paid to ProLogis (H)	1,395	8,541	843	44,184
Other (I)	(4)	(860)	63	(1,204)

EBITDA recognized by ProLogis (D)	$4,045	$17,239	$2,745	$168,390

ProLogis’ share of the Property Fund’s Funds From Operations	1,238	6,437	1,534	73,630
Fees paid to ProLogis (H)	1,395	8,541	843	44,184
Other (I)	(4)	(33)	63	(243)

Funds From Operations recognized by ProLogis (E)	$2,629	$14,945	$2,440	$117,571

ProLogis’ share of the Property Fund’s Net Earnings	463	4,189	1,279	25,468
Fees paid to ProLogis (H)	1,395	8,541	843	44,184
Other (I)	66	(230)	99	1,797

Net Earnings recognized by ProLogis (F)	$1,924	$12,500	$2,221	$71,449

	For the Year Ended December 31, 2002 (J)

EBITDA recognized by ProLogis, including fees (D)	$5,683	$12,265	$444	$133,272

Funds From Operations recognized by ProLogis, including fees (E)	$2,463	$8,242	$266	$91,863

Net Earnings recognized by ProLogis, including fees (F)	$1,977	$7,544	$239	$60,722

COMMENTS

(A)	All ProLogis Property Funds were operating throughout both the three and twelve-month periods presented in 2003.

(B)	Prior to the fourth quarter of 2003, ProLogis presented rental expense recoveries from customers as a reduction to rental expenses rather than as a component of rental income. Rental expense recoveries from customers have been reclassified for all periods presented.

(C)	These fees are paid to ProLogis on a current basis.

(D)	EBITDA is a supplemental measure that is used to calculate Return on Capital measures (see page 11). See ProLogis’ Consolidated Statements of Earnings on page 2, ProLogis’ Consolidated Statements of EBITDA on page 4 and the Reconciliations of EBITDA to Net Earnings on page 5. ProLogis’ definition of EBITDA is presented on page 8.

(E)	Funds From Operations is a supplemental financial measure used by ProLogis. See ProLogis’ Consolidated Statements of Earnings on page 2, ProLogis’ Consolidated Statements of Funds From Operations on page 3 and the Reconciliations of Funds From Operations to Net Earnings on page 5. ProLogis’ definition of Funds From Operations is presented on page 8.

(F)	See ProLogis’ Consolidated Statements of Earnings on page 2.

(G)	The average ownership is weighted based on each entity’s contribution to the total Funds From Operations for the period presented.

(H)	In addition to the property and asset management fees earned by ProLogis and expensed by the ProLogis Property Funds, ProLogis earns other fees for leasing, development and other activities performed on behalf of the ProLogis Property Funds. Certain of these fees are capitalized by the ProLogis Property Funds (primarily leasing and development fees). ProLogis defers an amount of the leasing and development fees it earns in an amount proportionate to its ownership interest in the ProLogis Property Fund. The deferred fees are recognized as income by ProLogis in future periods by reducing the amount of the capitalized fees that the ProLogis Property Fund includes in amortization or depreciation expense when ProLogis recognizes its share of the earnings of the Property Fund under the equity method. For Funds From Operations and EBITDA, the deferred fees are not recognized unless the underlying asset is sold to a third party by the ProLogis Property Fund.

(I)	Consists primarily of adjustments to the amounts that ProLogis recognizes under the equity method that are necessary to reduce the original gain that was deferred at contribution. See comment H and note 9 on page 9.

(J)	ProLogis North American Properties Fund V began operations on March 28, 2002 and ProLogis Japan Properties Fund began operations on September 24, 2002. All other ProLogis Property Funds were operating throughout both the three and twelve-month periods presented in 2002.

Supplemental Information Page 12a

ProLogis

Fourth Quarter 2003
Unaudited Financial Results

ProLogis Property Funds - Balance Sheets
(in thousands)

	ProLogis		ProLogis	ProLogis
	European	ProLogis	N.A.	N.A.
	Properties	California	Properties	Properties
Selected Balance Sheet Items of the ProLogis Property Funds	Fund	LLC	Fund I	Fund II

Operating properties, before depreciation	$2,929,981	$625,580	$375,579	$234,108

Other assets, net of other liabilities	$80,011	$11,493	$1,939	$2,412

Total assets, before depreciation, net of other liabilities	$3,009,992	$637,073	$377,518	$236,520

Third party debt	$1,472,604	$286,318	$242,304	$165,000

ProLogis’ ownership interest as of December 31, 2003	21.9%	50.0%	41.3%	20.0%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	ProLogis	ProLogis	ProLogis	ProLogis
	N.A.	N.A.	N.A.	Japan
	Properties	Properties	Properties	Properties
Selected Balance Sheet Items of the ProLogis Property Funds	Fund III	Fund IV	Fund V	Fund	Total

Operating properties, before depreciation	$208,219	$141,346	$859,661	$350,166	$5,724,640

Other assets, net of other liabilities	$3,200	$4,262	$14,457	$(59,900)	$57,874

Total assets, before depreciation, net of other liabilities	$211,419	$145,608	$874,118	$290,266	$5,782,514

Third party debt	$150,290	$103,193	$471,000	$175,816	$3,066,525

ProLogis’ ownership interest as of December 31, 2003	20.0%	20.0%	14.0%	20.0%	24.8	%(A)

	ProLogis		ProLogis	ProLogis
	European	ProLogis	N.A.	N.A.
	Properties	California	Properties	Properties
ProLogis’ Share of the ProLogis Property Funds’ Balances	Fund	LLC	Fund I	Fund II

ProLogis’ Balance Sheet Investment (see page 7)	$267,757	$117,529	$38,342	$5,853
Add (Deduct):
ProLogis’ share of third-party debt	322,500	143,159	100,072	33,000
ProLogis’ share of depreciation and amortization	31,276	28,591	12,127	2,426
Cumulative deferred gain balance (before amortization) (see page 7)	68,558	31,452	9,154	7,392
Other (B)	(30,902)	(2,194)	(3,780)	(1,367)

ProLogis’ share of total assets, before depreciation, net of other liabilities	$659,189	$318,537	$155,915	$47,304

[Additional columns below]

[Continued from above table, first column(s) repeated]

	ProLogis	ProLogis	ProLogis	ProLogis
	N.A.	N.A.	N.A.	Japan
	Properties	Properties	Properties	Properties
ProLogis’ Share of the ProLogis Property Funds’ Balances	Fund III	Fund IV	Fund V	Fund	Total

ProLogis’ Balance Sheet Investment (see page 7)	$5,506	$3,425	$56,965	$52,866	$548,243
Add (Deduct):
ProLogis’ share of third-party debt	30,058	20,639	65,901	35,163	750,492
ProLogis’ share of depreciation and amortization	1,949	1,153	2,435	308	80,265
Cumulative deferred gain balance (before amortization) (see page 7)	6,004	4,639	16,775	8,520	152,494
Other (B)	(1,233)	(734)	(19,699)	(38,804)	(98,713)

ProLogis’ share of total assets, before depreciation, net of other liabilities	$42,284	$29,122	$122,377	$58,053	$1,432,781

COMMENTS

(A)	The average ownership is weighted based on each entity’s contribution to total assets, before depreciation, net of other liabilities.

(B)	Consists primarily of intercompany balances and additional basis in the investment that have been recorded directly by ProLogis. Also includes ProLogis’ proportionate share of the accumulated other comprehensive income of ProLogis European Properties Fund (cumulative foreign currency translation adjustments and hedge accounting adjustments) and ProLogis Japan Properties Fund (cumulative foreign currency translation adjustments). See note 26 on page 9a.

Supplemental Information Page 13

ProLogis

Fourth Quarter 2003
Unaudited Financial Results

Temperature-Controlled Distribution Investees
(in thousands)

	Balance Sheets (A)

	December	December
	31, 2003	31, 2002

Assets:
Plant, property and equipment (B)	$198,774	$355,385
Accumulated depreciation	(122,025)	(217,098)

Net plant, property and equipment	76,749	138,287
Other assets	99,391	121,119

Total assets	$176,140	$259,406

Liabilities:
Third party debt	$147	$199
Other liabilities (including minority interest)	62,163	80,748

Total liabilities	62,310	80,947
Total equity (excluding minority interest)	113,830	178,459

Total liabilities and equity	$176,140	$259,406

Total investment:
ProLogis’ investment (see page 7)	$113,830	$178,459
ProLogis’ share of third party debt	147	199

Total investment	$113,977	$178,658

	EBITDA, Funds From Operations and Net Earnings (Loss) (C)(D)

		Three Months Ended
		December 31, 2002

	Three Months
	Ended
	December 31,	United States
	2003	(D)	Europe	Combined

Operating income	$48,535	$20,659	$49,684	$70,343
Operating expenses	(37,632)	(18,192)	(39,448)	(57,640)
Other income (expense), net (E)	(1,434)	(495)	152	(343)
General and administrative expenses	(3,759)	(36)	(4,102)	(4,138)

EBITDA	5,710	1,936	6,286	8,222
Interest expense	(53)	(187)	19	(168)
Non-real estate depreciation and amortization (F)	(179)	—	(1,257)	(1,257)
Adjustment to carrying values (G)	—	—	(5,692)	(5,692)
Current income tax expense (benefit)	(1,423)	(42)	39	(3)

Funds From Operations	4,055	1,707	(605)	1,102
Real estate related depreciation and amortization (F)	(3,185)	(2,232)	(3,563)	(5,795)
Gain (loss) on the disposition of non-CDFS assets, net (H)	12,217	6,303	(1,004)	5,299
Foreign currency exchange gains (expenses/losses), net	1,499	—	(900)	(900)
Deferred income tax benefit	213	21,833	2,567	24,400

Net Earnings (Loss)	$14,799	$27,611	$(3,505)	$24,106

[Additional columns below]

[Continued from above table, first column(s) repeated]

	EBITDA, Funds From Operations and Net Earnings (Loss) (C)(D)

		Year Ended
		December 31, 2002

	Year Ended
	December 31,	United
	2003	States (D)	Europe	Combined

Operating income	$196,239	$263,946	$204,982	$468,928
Operating expenses	(155,067)	(225,870)	(160,575)	(386,445)
Other income (expense), net (E)	249	218	956	1,174
General and administrative expenses	(16,842)	(11,888)	(17,419)	(29,307)

EBITDA	24,579	26,406	27,944	54,350
Interest expense	(91)	(2,095)	(1,482)	(3,577)
Non-real estate depreciation and amortization (F)	(2,089)	—	(5,648)	(5,648)
Adjustment to carrying values (G)	(38,286)	(37,226)	(5,692)	(42,918)
Current income tax expense (benefit)	(1,802)	(299)	(232)	(531)

Funds From Operations	(17,689)	(13,214)	14,890	1,676
Real estate related depreciation and amortization (F)	(9,781)	(2,232)	(13,098)	(15,330)
Gain (loss) on the disposition of non-CDFS assets, net (H)	11,727	6,303	(4,745)	1,558
Foreign currency exchange gains (expenses/losses), net	1,642	—	4,301	4,301
Deferred income tax benefit	1,088	13,298	1,569	14,867

Net Earnings (Loss)	$(13,013)	$4,155	$2,917	$7,072

COMMENTS

(A)	Represents the balance sheets of the unconsolidated investee, not ProLogis’ share of the individual items.

(B)	As of December 31, 2003, substantially all of ProLogis’ temperature-controlled operating assets are located in France (62.8 million cubic feet). In December 2003, 24.1 million cubic feet of temperature-controlled operating assets in the United Kingdom were sold to a third party and the remaining 17.1 million cubic feet of temperature-controlled assets and a land parcel in the United Kingdom were transferred to one of ProLogis’ consolidated European subsidiaries. The assets transferred to ProLogis are presented in ProLogis’ December 31, 2003 Consolidated Balance Sheet as part of “Investments in real estate assets.” As of December 31, 2003, all of the operating assets in France are classified as held for sale.

(C)	Amounts represent ProLogis’ share of each item based on its ownership interests (in excess of 99% in each investee). See ProLogis’ Consolidated Statements of Earnings on page 2, ProLogis’ Consolidated Statements of Funds From Operations on page 3, ProLogis’ Consolidated Statements of EBITDA on page 4 and the Reconciliations of Net Earnings to Funds From Operations and EBITDA on page 5. The definitions of Funds From Operations and EBITDA are presented on page 8.

(D)	Since June 2001, the temperature-controlled operating assets located in the Czech Republic, Denmark, Finland, Germany, Italy, the Netherlands, Norway, Spain, Sweden and the United Kingdom have been sold. These operating assets aggregated 97.6 million cubic feet. Also, substantially all of the temperature-controlled operating assets in the United States were sold in October 2002.

(E)	Includes $1,996,000 of expense recognized in the fourth quarter of 2003 representing adjustments to the operating expenses recognized by the United States temperature-controlled operations prior to their sale in October 2002.

(F)	As of December 2002, substantially all of the temperature-controlled operating assets in the United Kingdom were classified as “held for sale.” In June 2003, the distribution assets located in France (18.9 million cubic feet) were also classified as “held for sale.” Accordingly, these assets have not been depreciated since those dates, respectively. ProLogis classified the remaining French operating assets (43.9 million cubic feet) as “held for sale” in December 2003. The temperature-controlled operating assets in the United States were classified as “held for sale” and were not depreciated during 2002 (until they were sold in October 2002).

(G)	For the year ended December 31, 2003, the adjustment represents an impairment charge related to certain of the operating assets in the United Kingdom. This adjustment reflects the carrying value of these assets at their estimated fair value less estimated cost to sell at that time which was based on the ongoing negotiations to sell the assets during the third quarter. For the three months ended December 31, 2002, the adjustment relates to certain operating assets in France. For the year ended December 31, 2002, also includes an impairment charge recognized with respect to certain of the operating assets in the United States that was recognized prior to their sale in October 2002.

(H)	For the year ended December 31, 2003 consists primarily of a $10.6 million gain (including a realized foreign currency exchange gain of $6.8 million that resulted from the repatriation of the net sales proceeds to the United States) that was recognized when the assets in the United Kingdom were actually sold in December 2003. Also, includes a loss of $273,000 that was recognized in the fourth quarter of 2003 representing an adjustment to the net gain recognized by ProLogis in October 2002 upon the completion of the sale of ProLogis’ investment in the United States temperature-controlled operating assets.

Supplemental Information Page 14

ProLogis

Fourth Quarter 2003
Unaudited Financial Results

Leased and Physical Occupancy Analysis

By Ownership

			12/31/03		12/31/02 (A)
	Square	Current
	Feet	Investment	Leased	Occupied	Leased	Occupied

Stabilized Portfolio (B):
Direct Investment:
North America	123,741,878	$4,287,585,307	87.78%	87.17%	88.78%	87.50%
Europe	5,431,824	384,224,702	44.97%	44.97%	43.70%	43.70%

Total Direct Investment—Stabilized	129,173,702	4,671,810,009	85.98%	85.40%	88.19%	86.92%
ProLogis Property Funds (C):
ProLogis European Properties Fund	40,107,985	2,929,981,172	95.15%	94.56%	95.55%	92.54%
ProLogis California LLC	13,017,378	625,579,511	97.05%	96.06%	92.86%	92.86%
ProLogis North American Properties Fund I	9,406,069	375,579,192	91.29%	91.29%	96.56%	96.56%
ProLogis North American Properties Fund II	4,476,668	234,107,599	90.85%	90.07%	96.83%	96.83%
ProLogis North American Properties Fund III	4,380,489	208,219,320	95.53%	95.43%	97.77%	97.36%
ProLogis North American Properties Fund IV	3,474,903	141,346,054	95.96%	95.96%	96.75%	96.52%
ProLogis North American Properties Fund V	20,737,010	859,660,899	99.31%	98.70%	97.70%	90.69%
ProLogis Japan Properties Fund	1,618,514	350,166,432	98.37%	98.37%	100.00%	100.00%

Total ProLogis Property Funds	97,219,016	5,724,640,179	95.82%	95.27%	95.80%	93.45%

Total Stabilized Portfolio	226,392,718	$10,396,450,188	90.21%	89.64%	91.24%	89.54%

Total Operating Portfolio (D):
Direct Investment:
North America	125,629,278	$4,339,423,718	86.99%	86.34%	88.15%	86.86%
Europe	7,512,015	529,370,757	35.92%	35.92%	15.36%	15.36%

Total Direct Investment—Total Portfolio	133,141,293	4,868,794,475	84.11%	83.50%	85.54%	84.29%
ProLogis Property Funds (C):
ProLogis European Properties Fund	40,107,985	2,929,981,172	95.15%	94.56%	95.55%	92.54%
ProLogis California LLC	13,017,378	625,579,511	97.05%	96.06%	92.86%	92.86%
ProLogis North American Properties Fund I	9,406,069	375,579,192	91.29%	91.29%	96.56%	96.56%
ProLogis North American Properties Fund II	4,476,668	234,107,599	90.85%	90.07%	96.83%	96.83%
ProLogis North American Properties Fund III	4,380,489	208,219,320	95.53%	95.43%	97.77%	97.36%
ProLogis North American Properties Fund IV	3,474,903	141,346,054	95.96%	95.96%	96.75%	96.52%
ProLogis North American Properties Fund V	20,737,010	859,660,899	99.31%	98.70%	97.70%	90.69%
ProLogis Japan Properties Fund	1,618,514	350,166,432	98.37%	98.37%	100.00%	100.00%

Total ProLogis Property Funds	97,219,016	5,724,640,179	95.82%	95.27%	95.80%	93.45%

Total Operating Portfolio	230,360,309	$10,593,434,654	89.05%	88.46%	89.56%	87.88%

COMMENTS

(A)	The stabilized portfolio at 12/31/02 consisted of 205,794,317 square feet. Total operating portfolio at 12/31/02 consisted of 210,589,627 square feet.

(B)	ProLogis defines its stabilized properties as those properties where the capital improvements, repositioning efforts, new management and new marketing programs for acquisitions or development, and marketing programs in the case of newly developed properties, have been in effect for a sufficient period of time, generally 12 months. A property enters the stabilized pool at the earlier of 12 months or when it is substantially leased, defined as 93% or more.

(C)	The investment amount represents the property fund’s basis in the real estate.

(D)	The total operating portfolio consists of both stabilized properties and prestabilized properties. Prestable properties are development or acquisition properties that have been completed or held for less than 12 months and are not substantially leased (generally 93%).

Supplemental Information Page 15

ProLogis

Fourth Quarter 2003
Unaudited Financial Results

Leased and Physical Occupancy Analysis (Continued)

By Geographic Area and Asset Classification

			12/31/03
	Square	Current
	Feet	Investment	Leased	Occupied

Stabilized Portfolio (B):
North America:
Direct Investment
Operating properties	111,629,290	$3,891,423,998	89.04%	88.52%
CDFS properties - repositioned acquisitions	6,602,901	200,456,827	85.18%	84.65%
CDFS properties - completed developments	5,509,687	195,704,482	65.32%	62.74%

Total Direct Investment - North America	123,741,878	4,287,585,307	87.78%	87.17%
ProLogis Property Funds (C)	55,492,517	2,444,492,575	96.23%	95.70%

Total North America Stabilized Properties	179,234,395	6,732,077,882	90.40%	89.81%

Europe:
Direct Investment
Operating properties	1,066,219	49,076,367	100.00%	100.00%
CDFS properties - repositioned acquisitions	373,119	12,534,828	100.00%	100.00%
CDFS properties - completed developments	3,992,486	322,613,507	25.13%	25.13%

Total Direct Investment - Europe	5,431,824	384,224,702	44.97%	44.97%
ProLogis Property Funds (C)	40,107,985	2,929,981,172	95.15%	94.56%

Total Europe Stabilized Properties	45,539,809	3,314,205,874	89.16%	88.64%

Japan:
Direct Investment	—	—	—	—
ProLogis Property Funds (C)	1,618,514	350,166,432	98.37%	98.37%

Total Japan Stabilized Properties	1,618,514	350,166,432	98.37%	98.37%

Total Stabilized Portfolio	226,392,718	$10,396,450,188	90.21%	89.64%

Total Operating Portfolio (D):
North America:
Total North America Stabilized Properties	179,234,395	$6,732,077,882	90.40%	89.81%
Prestabilized Properties
CDFS properties - repositioned acquisitions	1,445,442	34,518,081	43.22%	41.30%
CDFS properties - completed developments	441,958	17,320,330	7.20%	—

Total Prestabilized Properties - North America	1,887,400	51,838,411	34.78%	31.63%

Total North America Operating Portfolio	181,121,795	6,783,916,293	89.82%	89.21%

Europe:
Total Europe Stabilized Properties	45,539,809	3,314,205,874	89.16%	88.64%
Prestabilized Properties
CDFS properties - completed developments	2,080,191	145,146,055	12.30%	12.30%

Total Prestabilized Properties - Europe	2,080,191	145,146,055	12.30%	12.30%

Total Europe Operating Portfolio	47,620,000	3,459,351,929	85.81%	85.31%

Japan:
Total Japan Stabilized Properties	1,618,514	350,166,432	98.37%	98.37%
Prestabilized Properties	—	—	—	—

Total Japan Operating Portfolio	1,618,514	350,166,432	98.37%	98.37%

Total Operating Portfolio	230,360,309	$10,593,434,654	89.05%	88.46%

Comments are on page 15.

Supplemental Information Page 15a

ProLogis

Fourth Quarter 2003
Unaudited Financial Results

Lease Expirations

Total Operating Portfolio - Lease Expirations (A)

	Direct Investment			ProLogis Property Funds

			Percentage of			Percentage of
	Occupied	Annual Base	Total Annual	Occupied	Annual Base	Total Annual
	Square Footage	Rents (B)	Base Rents	Square Footage	Rents (B)	Base Rents

2003 (C)	4,306,276	$15,632,424	3.38%	1,461,132	$7,886,196	1.63%
2004	21,403,905	84,319,644	18.24%	5,355,204	26,160,096	5.41%
2005	21,839,859	96,293,244	20.83%	9,814,184	47,378,136	9.80%
2006	19,172,854	81,192,216	17.56%	10,040,437	48,105,492	9.95%
2007	12,165,252	48,856,560	10.57%	8,183,089	45,465,288	9.40%
2008	14,530,592	64,470,120	13.95%	7,170,134	35,247,756	7.29%
2009	6,589,153	27,492,624	5.95%	5,510,851	29,714,592	6.15%
2010	2,972,435	12,432,264	2.69%	5,479,978	30,968,784	6.40%
2011	1,796,795	6,014,700	1.30%	7,065,059	35,523,744	7.35%
2012	2,024,818	10,452,744	2.26%	8,049,458	42,938,112	8.88%
2013	2,754,087	8,243,328	1.78%	8,547,732	39,582,648	8.19%
Thereafter	1,593,098	6,880,140	1.49%	15,946,318	94,554,876	19.55%

Totals	111,149,124	$462,280,008	100.00%	92,623,576	$483,525,720	100.00%

Top 25 Customers

Total Operating Portfolio - By Annualized Base Rent (D)(E)

		Percentage of
		Annualized		Number
Rank	Customer Name	Base Rent (F)		of Leases

1	Deutsche Post AG	2.38%		31
2	TPG N.V. (TNT Automotive)	2.28%		20
3	Unilever	1.85%		7
4	NYK Line (Nippon Yusen Kaisha)	1.47%		11
5	Exel Logistics	1.26%		15
6	Altria Group, Inc.	1.22%		11
7	Nippon Express Group	1.11%		7
8	Sears Roebuck and Co.	1.00%		17
9	FM Logistic	0.91%		6
10	Royal Ahold (Koninklijke Ahold NV)	0.80%		7
11	General Electric Company, Inc.	0.78%		16
12	NOL Group (Neptune Orient Lines)	0.67%		5
13	ID Logistics France	0.64%		5
14	Goodyear Tire & Rubber Co.	0.62%		4
15	Brandt Appliances SAS	0.58%		3
16	Geodis Logistics	0.51%		5
17	Hewlett-Packard Company	0.47%		4
18	Home Depot, Inc.	0.46%		8
19	Gillette (UK) Ltd.	0.45%		2
20	Skechers USA, Inc.	0.45%		3
21	Amazon.Com, Inc.	0.41%		1
22	FedEx Corporation	0.40%		12
23	Auchan Group	0.39%		4
24	Freeman Decorating Co. Inc.	0.37%		6
25	UPS SCS (United Parcel Service Inc.)	0.35%		19

	Total	21.83	%(G)	229

COMMENTS

(A)	Assumes customers do not exercise renewal options.

(B)	Represents annualized base rents at lease expiration. As of December 31, 2003, the average base rent per square foot is $3.98 (Direct Investment) and $5.13 (ProLogis Property Funds).

(C)	Amounts for Direct Investment include 3,065,146 square feet expiring on December 31, 2003 and 1,241,130 square feet leased on a month-to-month basis. Amounts for ProLogis Property Funds include 979,039 square feet expiring on December 31, 2003 and 482,093 square feet leased on a month-to-month basis.

(D)	Includes customers leasing space in properties owned directly by ProLogis and in properties owned by ProLogis Property Funds.

(E)	As of December 31, 2003, ProLogis (including ProLogis Property Funds) had 468 Global 1000 Customers (targeted 1,000 largest users of distribution space). These customers lease 114,468,014 square feet representing 49.6% of the total operating portfolio as of December 31, 2003.

(F)	Percentage is based on the annualized collected base rents as of December 31, 2003.

(G)	The Top 25 customers when considering only the annualized collected base rents in ProLogis’ Direct Investment properties was 15.20% of ProLogis’ total annualized collected base rents as of December 31, 2003.

Supplemental Information Page 16

ProLogis

Fourth Quarter 2003
Unaudited Financial Results

Leasing Activity (A)

	Total Leasing Activity (B)		Turnover Costs (C)		Rent Growth (D)		Weighted
							Average
	No. of	Square	Square		Square		Tenant
	Leases	Feet	Feet	Cost	Feet	Growth	Retention

First Quarter	346	12,440,485	10,945,015	$1.04	10,809,315	-0.4%	72.9%
Second Quarter	403	13,746,539	9,395,529	$1.04	9,239,127	-5.3%	72.7%
Third Quarter	377	13,665,249	9,947,085	$1.02	9,839,812	-6.3%	66.4%
Fourth Quarter	401	17,086,875	13,006,788	$0.87	12,900,028	-6.9%	73.3%

Year to Date	1,527	56,939,148	43,294,417	$0.98	42,788,282	-4.8%	71.4%

Actual Capital Expenditures

For the Year Ended December 31, 2003

					ProLogis’
					Ownership
	Recurring			Total	Percentage at	ProLogis’ Share
	Capital	Tenant	Leasing	Capital	December 31,	of Actual Capital
	Maintenance	Improvements	Commissions	Expenditures	2003 (E)	Expenditures

ProLogis	$22,789,883	$27,526,056	$13,509,694	$63,825,633	100.0%	$63,825,633
ProLogis European Properties Fund	12,603,233	1,781,332	252,703	14,637,268	29.5%	4,317,994
ProLogis California LLC	3,789,073	1,674,622	1,522,003	6,985,698	50.0%	3,492,849
ProLogis North American Properties Fund I	402,203	265,369	151,768	819,340	41.3%	338,387
ProLogis North American Properties Fund II	138,770	50,573	246,219	435,562	20.0%	87,112
ProLogis North American Properties Fund III	224,932	654,751	680,209	1,559,892	20.0%	311,978
ProLogis North American Properties Fund IV	144,179	365,407	405,383	914,969	20.0%	182,994
ProLogis North American Properties Fund V	903,206	189,259	275,283	1,367,748	14.0%	191,485
ProLogis Japan Properties Fund	—	—	—	—	20.0%	—

	$40,995,479	$32,507,369	$17,043,262	$90,546,110		$72,748,432

COMMENTS

(A)	Represents leasing activity for distribution space in properties that are directly owned by ProLogis and properties that are owned by the ProLogis Property Funds.

(B)	Represents all leases signed during the period, including leases for space in properties that are under development.

(C)	Represents the square feet and associated costs that will be incurred to prepare a space for a new tenant, except for space that is being leased for the first time (i.e., in a new development property). Includes the square feet for a lease renewal with the same tenant and associated costs, if any. Includes square feet and costs associated with leasing activity for space in properties acquired, if the space was vacant at the date of acquisition. The amount provided is the total turnover costs expected to be incurred on the leases signed during the period and does not represent actual turnover expenditures for the period.

(D)	Represents the leasing activity and associated rent growth for space that has been previously leased by ProLogis and/or the ProLogis Property Funds. Excludes leasing activity and rent growth for space in properties acquired, if the space was vacant at the date of acquisition.

(E)	For all property funds other than ProLogis European Properties Fund represents ProLogis’ ownership interest as of December 31, 2003. For ProLogis European Properties Fund represents the average ownership interest for the year ended December 31, 2003. ProLogis’ ownership interest was decreased from 29.9% to 21.9% during December 2003 due to the partial redemption of ProLogis’ investment in ProLogis European Properties Fund.

Supplemental Information Page 17

ProLogis

Fourth Quarter 2003
Unaudited Financial Results

Same Store Sales Analysis (A)

	Percentage Change in

				Adjusted
	Rental	Net Rental	Net	Net
	Income	Expenses	Operating	Operating	Average	Rent
	(B)(C)	(B)(D)	Income (E)	Income (F)	Occupancy	Growth (G)

First Quarter	+0.65%	+15.20%	-0.45%	-0.34%	+0.06%	-0.45%
Second Quarter	+1.97%	-0.77%	+2.22%	+1.99%	+1.22%	-6.25%
Third Quarter	-0.04%	-2.86%	+0.23%	+0.08%	+1.51%	-7.40%
Fourth Quarter	-0.42%	+9.28%	-1.19%	-2.05%	+0.61%	-6.50%

Year to Date	+0.36%	+3.49%	+0.09%	-0.19%	+0.91%	-5.00%

COMMENTS

(A)	A key component of ProLogis’ evaluation of the operating performance of its properties, its management personnel and its individual markets is a “same store” analysis. ProLogis defines its same store portfolio of properties as those properties that have been in operation throughout both twelve-month periods ended December 31, 2003 and 2002. Of ProLogis’ direct owned operating portfolio of 133,141,293 square feet, 113,799,029 square feet are included in the same store portfolio. Of the operating portfolio owned by the ProLogis Property Funds of 97,219,016 square feet, 65,513,659 square feet are included in the same store portfolio. Same store statistics allow management to evaluate the actual operating performance of its operating portfolio as a consistent population from period to period and eliminates the effects of changes in the composition of the portfolio on performance measures.

The percentage change presented is the weighted average of the measure computed separately for ProLogis and each of the ProLogis Property Funds with the weighting based on each entity’s proportionate share of the combined component on which the change is computed. In order to derive an appropriate measure of period to period operating performance, the percentage change computation removes the effects of foreign currency exchange rate movements by computing each property’s components in that property’s functional currency.

(B)	In the fourth quarter of 2003, ProLogis began presenting the rental expense recoveries from customers as a component of rental income rather than as a deduction to rental expenses. This change is reflected in ProLogis’ Consolidated Condensed Statements of Earnings, Funds From Operations and EBITDA on pages 2, 3 and 4, respectively, for all periods presented. For purposes of the same store sales presentation, ProLogis is continuing to show rental expense recoveries from customers as a deduction from rental expenses in order to be comparable to same store sales information presented for previous quarters.

(C)	In computing the percentage change in rental income, the rental income computed under GAAP, without rental expense recoveries from customers, applicable to the properties included in the same store portfolio is adjusted to remove the net termination fees recognized for each period. Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer’s rent leveling asset or liability that has been previously recognized under GAAP, if any. Removing the net termination fees for the same store calculation allows ProLogis’ management to evaluate the growth or decline in each property’s rental income without regard to items that are not indicative of the property’s recurring operating performance. Customer terminations are negotiated under specific circumstances and are not subject to specific provisions or rights allowed under the lease agreements.

Net termination fees removed from rental income were $83,679 for direct owned properties and $206,272 for properties owned by the ProLogis Property Funds for the three months ended December 31, 2003 and $7,614,192 for direct owned properties and $2,352,556 for properties owned by the ProLogis Property Funds for the three months ended December 31, 2002. Net termination fees removed from rental income were $1,605,699 for direct owned properties and $1,195,583 for properties owned by the ProLogis Property Funds for the year ended December 31, 2003 and $12,530,406 for direct owned properties and $6,274,315 for properties owned by the ProLogis Property Funds for the year ended December 31, 2002.

(D)	Net rental expenses as presented under GAAP represent property operating expenses offset by the amounts of such expenses that have been recovered from customers under provisions of their lease agreements. In computing the percentage change in net rental expenses, the net rental expenses applicable to the properties in the same store portfolio includes property management expenses for ProLogis’ direct owned properties based on the property management fee that has been computed as provided in the individual agreements under which ProLogis’ wholly owned management company provides property management services to each property (generally the fee is based on a percentage of revenues). On consolidation, the net profit or loss of the management company is recognized as part of ProLogis’ net rental expenses reported under GAAP.

(E)	In computing the percentage change in net operating income, ProLogis computes net operating income as the weighted difference between the rental income balance that is computed as described in comment C and the net rental expenses balance that is computed as described in comment D.

(F)	To derive adjusted net operating income, ProLogis adjusts the net operating income balance that is computed as described in comment E to exclude the amount of straight-lined rents recognized in each period. The straight-lined rents removed from rental income were $1,309,120 for direct owned properties and $1,233,430 for properties owned by the ProLogis Property Funds for the three months ended December 31, 2003 and ($413,157) for direct owned properties and $1,525,889 for properties owned by the ProLogis Property Funds for the three months ended December 31, 2002. The straight-lined rents removed from rental income were $3,765,092 for direct owned properties and $5,775,271 for properties owned by the ProLogis Property Funds for the year ended December 31, 2003 and $1,935,148 for direct owned properties and $5,747,300 for properties owned by the ProLogis Property Funds for the year ended December 31, 2002.

(G)	Represents the weighted average rent growth associated with leasing activity for space that has been previously leased by ProLogis and/or the ProLogis Property Funds. Excludes leasing activity and rent growth for space in properties acquired, if the space was vacant at the date of acquisition.

Supplemental Information Page 18

ProLogis

Fourth Quarter 2003
Unaudited Financial Results

Acquisitions, Dispositions and Land Held for Development

	Three Months Ended

	December 31,	September 30,	June 30,	March 31,	Year
	2003	2003	2003	2003	to Date

Acquisitions (A):
Direct Acquisitions by ProLogis:
Square feet	1,983,961	264,418	655,900	3,426,013	6,330,292
Total expected investment of assets acquired	$54,694,336	$9,300,167	$18,810,171	$125,380,336	$208,185,010
Percentage leased at acquisition date	78.48%	100.00%	93.57%	83.08%	83.43%
Dispositions:
Direct Dispositions by ProLogis:
CDFS completed developments:
Square feet	938,426	3,620,372	3,282,362	3,372,267	11,213,427
Net sales proceeds	$141,344,108	$214,518,221	$268,935,547	$169,369,996	$794,167,872
CDFS repositioned acquisitions:
Square feet	—	—	528,544	2,417,257	2,945,801
Net sales proceeds	$—	$—	$16,266,847	$84,418,399	$100,685,246
Non-CDFS assets:
Square feet	244,200	31,700	175,059	319,881	770,840
Net sales proceeds	$7,630,985	$7,444,180	$6,658,736	$38,431,971	$60,165,872
Total:
Square feet	1,182,626	3,652,072	3,985,965	6,109,405	14,930,068
Net sales proceeds	$148,975,093	$221,962,401	$291,861,130	$292,220,366	$955,018,990

	As of December 31, 2003

	Acres	Investment

Land Held For Development:
Land owned:
North America	1,990	$177,306,710
Europe	716	333,856,626
Asia	—

Total land owned	2,706	$511,163,336

Land controlled (LOI/option):
North America	665
Europe	1,178
Asia	—

Total land controlled	1,843

Total land held for development	4,549

COMMENT

(A)	Of the acquisitions, all but two properties aggregating 150,452 square feet at a total expected investment of $13,331,463 were acquired with the intent to contribute the property to a ProLogis Property Fund, including properties that will be rehabilitated and/or repositioned prior to contribution. These two properties were acquired in the first quarter.

Supplemental Information Page 19

ProLogis

Fourth Quarter 2003
Unaudited Financial Results

CDFS Business Summary

CDFS Leasing Activity

	Three Months Ended

	December 31,	September 30,	June 30,	March 31,	Year
	2003	2003	2003	2003	to Date

Square feet of new leases signed on CDFS properties	3,405,541	3,360,940	3,747,679	2,365,940	12,880,100
Square feet of new leases signed on CDFS properties to repeat ProLogis customers	1,742,056	1,095,366	2,265,583	1,439,826	6,542,831
Percentage to repeat ProLogis customers	51.2%	32.6%	60.5%	60.9%	50.8%

Proceeds from CDFS Dispositions/Contributions by Market/Region

	Three Months Ended
						Percentage
	December 31,	September 30,	June 30,	March 31,	Year	of Total
	2003	2003	2003	2003	to Date	Proceeds

North America:
Atlanta, Georgia	$—	$—	$4,694,200	$4,895,025	$9,589,225	1.07%
Chicago, Illinois	—	—	16,290,240	—	16,290,240	1.82%
Columbus, Ohio	—	—	—	120,850	120,850	0.01%
Dallas/Fort Worth, Texas	—	18,989,979	—	—	18,989,979	2.12%
Denver, Colorado	—	—	—	2,460,506	2,460,506	0.27%
El Paso, Texas	—	—	9,178,602	—	9,178,602	1.03%
Fort Lauderdale/Miami, Florida	—	—	11,304,538	—	11,304,538	1.26%
Houston, Texas	—	4,140,427	5,287,431	—	9,427,858	1.05%
Las Vegas, Nevada	—	1,356,723	—	4,312,278	5,669,001	0.63%
Los Angeles/Orange County, California	—	—	—	46,748,395	46,748,395	5.22%
Memphis, Tennessee	—	—	—	39,810,003	39,810,003	4.45%
Nashville, Tennessee	—	—	—	10,198,105	10,198,105	1.14%
I-95 Corridor, New Jersey	—	15,399,925	—	23,199,925	38,599,850	4.31%
Orlando, Florida	—	—	—	5,035,596	5,035,596	0.56%
Reynosa, Mexico	—	16,071,750	—	—	16,071,750	1.80%
San Antonio, Texas	—	3,691,526	6,285,216	9,493,613	19,470,355	2.18%
St. Louis, Missouri	—	—	—	47,371,135	47,371,135	5.29%
Tampa, Florida	—	—	170,191	11,477,850	11,648,041	1.30%
Tijuana, Mexico	—	8,460,094	—	—	8,460,094	0.95%
Washington D.C./Baltimore, Maryland	—	41,411,047	20,093,715	—	61,504,762	6.87%

	—	109,521,471	73,304,133	205,123,281	387,948,885	43.33%

Europe:
Central France, France	—	—	48,763,196	13,386,552	62,149,748	6.95%
East Midlands, United Kingdom	6,761,616	—	—	4,617,776	11,379,392	1.27%
London & Southeast, United Kingdom	12,101,010	501,005	—	—	12,602,015	1.41%
Milan, Italy	—	33,108,981	12,500,320	—	45,609,301	5.10%
Northern France, France	—	—	10,208,776	—	10,208,776	1.14%
Prague, Czech Republic	—	11,676,536	—	16,011,167	27,687,703	3.09%
Rhine/Main, Germany	—	14,732,078	—	—	14,732,078	1.65%
Rhine/Ruhr, Germany	—	—	9,739,694	—	9,739,694	1.09%
Southern Germany, Germany	—	5,325,373	—	—	5,325,373	0.60%
Warsaw, Poland	—	2,832,107	14,987,352	—	17,819,459	1.99%
West Midlands, United Kingdom	37,971,845	—	74,418,243	14,649,619	127,039,707	14.21%

	56,834,471	68,176,080	170,617,581	48,665,114	344,293,246	38.50%

Asia:
Tokyo, Japan	84,509,637	36,820,670	41,280,680	—	162,610,987	18.17%

	84,509,637	36,820,670	41,280,680	—	162,610,987	18.17%

Total proceeds	$141,344,108	$214,518,221	$285,202,394	$253,788,395	$894,853,118	100.00%

Percentage of CDFS proceeds generated by contributions to ProLogis Property Funds					89.94%

Supplemental Information Page 20

ProLogis

Fourth Quarter 2003
Unaudited Financial Results

CDFS Business Summary (Continued)

CDFS Asset Pipeline and Leasing Status

CDFS Assets By Product Classification

	Square		12/31/03
	Feet	Investment (A)	Leased %

Acquired and Developed Properties
North America:
CDFS properties - repositioned acquisitions	8,048,343	$234,974,908	77.65%
CDFS properties - completed developments	5,951,645	213,024,812	61.01%

Total CDFS Operating Properties - North America	13,999,988	447,999,720	70.57%
Europe:
CDFS properties - repositioned acquisitions	373,119	12,534,828	100.00%
CDFS properties - completed developments	6,072,677	467,759,562	20.74%

Total CDFS Operating Properties - Europe	6,445,796	480,294,390	25.33%

Total Acquired and Developed Properties (see page 15a)	20,445,784	$928,294,110	56.31%

Properties Under Development:
North America	3,163,383	$101,044,975	46.84%
Europe	4,060,318	246,246,309	59.84%
Asia	2,599,331	331,200,455	42.93%

Total Properties Under Development (see page 21)	9,823,032	$678,491,739	51.18%

Total CDFS Asset Pipeline	30,268,816	$1,606,785,849	54.65%

CDFS Assets By Geographic Area

	Square		12/31/03
	Feet	Investment (A)	Leased %

North America	17,163,371	$549,044,695	71.97%
Europe	10,506,114	726,540,699	38.67%
Asia	2,599,331	331,200,455	42.93%

Total CDFS Asset Pipeline	30,268,816	$1,606,785,849	54.65%

COMMENT

(A) For operating properties represents current investment; for properties under development represents total expected investment.

Supplemental Information Page 20a

ProLogis

Fourth Quarter 2003
Unaudited Financial Results

Development Summary

	December 31,	September 30,	June 30,	March 31,
	2003	2003	2003	2003

Development Starts:
North America:
Square feet	457,701	2,525,682	1,427,820	478,400
Total expected investment	$17,180,281	$76,627,833	$43,080,598	$20,173,930
Cost per square foot	$37.54	$30.34	$30.17	$42.17
Europe:
Square feet	2,395,346	1,710,023	1,059,941	1,121,921
Total expected investment	$115,639,226	$93,154,115	$48,381,276	$47,842,772
Cost per square foot	$48.28	$54.48	$45.65	$42.64
Asia:
Square feet	259,751	346,068	1,373,549	—
Total expected investment	$22,321,065	$31,738,289	$157,916,667	$—
Cost per square foot	$85.93	$91.71	$114.97	$—
Total:
Square feet	3,112,798	4,581,773	3,861,310	1,600,321
Total expected investment	$155,140,572	$201,520,237	$249,378,541	$68,016,702
Cost per square foot	$49.84	$43.98	$64.58	$42.50
Development Completions:
North America:
Square feet	243,820	1,482,400	502,549	2,964,399
Total expected investment	$8,373,779	$47,643,888	$22,615,317	$96,750,486
Cost per square foot	$34.34	$32.14	$45.00	$32.64
Leased percentage at completion (A)	90.21%	100.00%	32.74%	94.82%
Leased percentage as of 12/31/03	90.21%	100.00%	32.74%	97.63%
Europe:
Square feet	761,247	1,715,576	1,919,595	1,937,573
Total expected investment	$48,388,496	$87,306,497	$118,482,968	$93,988,313
Cost per square foot	$63.56	$50.89	$61.72	$48.51
Leased percentage at completion (A)	79.93%	71.29%	83.98%	53.83%
Leased percentage as of 12/31/03	79.93%	71.29%	83.98%	54.58%
Asia:
Square feet	466,954	139,480	305,095	—
Total expected investment	$55,948,012	$28,416,667	$35,925,000	$—
Cost per square foot	$119.81	$203.73	$117.75	$—
Leased percentage at completion (A)	100.00%	100.00%	100.00%	—
Leased percentage as of 12/31/03	100.00%	100.00%	100.00%	—
Total:
Square feet	1,472,021	3,337,456	2,727,239	4,901,972
Total expected investment	$112,710,287	$163,367,052	$177,023,285	$190,738,799
Cost per square foot	$76.57	$48.95	$64.91	$38.91
Leased percentage at completion (A)	88.00%	85.24%	76.33%	78.62%
Leased percentage as of 12/31/03	88.00%	85.24%	76.33%	80.61%
Under Development as of End of Period:
North America:
Square feet	3,163,383	2,949,502	1,906,220	980,949
Total expected investment	$101,044,975	$92,238,473	$63,254,528	$42,789,247
Cost per square foot	$31.94	$31.27	$33.18	$43.62
Leased percentage as of 12/31/03	46.84%
Europe:
Square feet	4,060,318	2,969,044	2,974,597	3,834,251
Total expected investment	$246,246,309	$233,910,333	$228,062,715	$289,963,978
Cost per square foot	$60.65	$78.78	$76.67	$75.62
Leased percentage as of 12/31/03	59.84%
Asia:
Square feet	2,599,331	2,806,534	2,599,946	1,531,492
Total expected investment	$331,200,455	$352,833,507	$349,511,885	$227,520,218
Cost per square foot	$127.42	$125.72	$134.43	$148.56
Leased percentage as of 12/31/03	42.93%
Total:
Square feet	9,823,032	8,725,080	7,480,763	6,346,692
Total expected investment	$678,491,739	$678,982,313	$640,829,128	$560,273,443
Cost per square foot	$69.07	$77.82	$85.66	$88.28
Leased percentage as of 12/31/03	51.18%
Construction in Progress:
North America	$51,752,456	$32,619,111	$21,353,765	$21,853,720
Europe	129,305,479	120,206,737	142,360,874	165,890,101
Asia	223,523,519	204,879,464	182,634,649	124,523,192

Total Construction in Progress	$404,581,454	$357,705,312	$346,349,288	$312,267,013

COMMENT

(A) Represents the leased percentage as of the end of the quarter in which the development was completed.

Supplemental Information Page 21

ProLogis

Fourth Quarter 2003
Unaudited Financial Results

Capital Structure

(in thousands)

Debt Outstanding as of December 31, 2003

		Principal Maturities
		of Direct Debt
Principal Outstanding - Direct Debt		(excluding Lines of Credit)

Direct Debt:
Senior unsecured notes:
6.70% Notes due 2004	$250,000	2004	$313,310
7.05% Notes due 2006	250,000	2005	108,890
7.25% Notes due 2007	135,000	2006	320,386
7.95% Notes due 2008	100,000	2007	331,763
7.10% Notes due 2008	250,000	2008	308,832
8.72% Notes due 2009	112,500	2009	77,522
7.875% Notes due 2009	56,250	2010	35,406
7.30% Notes due 2009	25,000	2011	29,938
5.50% Notes due 2013	300,000	2012	34,919
7.81% Notes due 2015	100,000
9.34% Notes due 2015	50,000	Thereafter	732,196
8.65% Notes due 2016	50,000	Less discount	(1,961)

7.625% Notes due 2017	100,000		$2,291,201

Less discount	(1,961)

Total senior unsecured notes	1,776,789

Secured debt:
Mortgage notes	488,047
Securitized debt	18,612
Assessment bonds	7,753

Total secured debt	514,412

Subtotal	2,291,201
Lines of credit - unsecured (see page 23)	699,468

Total direct debt	$2,990,669

ProLogis’ share of third party debt of unconsolidated investees:
ProLogis Property Funds (see page 13)	$750,492
Temperature-controlled distribution investee (see page 14)	146

Total share of third party debt of unconsolidated investees	$750,638

Total	$3,741,307

Market Capitalization as of December 31, 2003

	Shares
	or Equivalents	Market	Market Value
	Outstanding (A)	Price	Equivalents

8.54% Series C Cumulative Redeemable Preferred Shares	2,000	$61.00	$122,000
7.92% Series D Cumulative Redeemable Preferred Shares (B)	5,000	$25.03	125,150
6.75% Series F Cumulative Redeemable Preferred Shares (C)	5,000	$25.72	128,600
6.75% Series G Cumulative Redeemable Preferred Shares (D)	5,000	$25.00	125,000

	17,000		500,750

Common Shares	180,182	$32.09	5,782,040
Convertible limited partnership units (4,683,000 units)	4,686	$32.09	150,374

	184,868		5,932,414

Total equity			6,433,164
Total debt (including ProLogis’ share of third party debt of unconsolidated investees)			3,741,307

Total market capitalization (including ProLogis’ share of third party debt of unconsolidated investees)			$10,174,471

COMMENTS

(A)	ProLogis redeemed its Series E Preferred Shares on July 1, 2003 and 5,000,000 of its Series D Preferred Shares on December 1, 2003. See notes 22 and 23 on page 9a.

(B)	On December 11, 2003, ProLogis called for redemption of these shares at the price of $25.00 per share, plus $0.066 in accrued and unpaid dividends and completed the redemption on January 12, 2004. See note 23 on page 9a.

(C)	These preferred shares were issued on November 28, 2003. See note 24 on page 9a.

(D)	These preferred shares were issued on December 30, 2003. See note 25 on page 9a. As of December 31, 2003, these preferred shares were not yet traded on the New York Stock Exchange. In lieu of a current market price, the stated liquidation preference amount is used for the market capitalization calculation.

Supplemental Information Page 22

ProLogis

Fourth Quarter 2003
Unaudited Financial Results

Debt Analysis

Revolving Lines of Credit
(in thousands)

								Weighted
	Total			Outstanding			Remaining	Average
	Commitment			at 12/31/03			Capacity	Interest Rate (A)

ProLogis-North America	$560,000	(B	)	$94,764	(C	)	$465,236	2.83%
ProLogis-Europe	555,255	(D	)	355,008			200,247	2.97%
ProLogis-Europe (United Kingdom only)	43,681	(E	)	—			43,681	—
ProLogis-Asia	374,084	(F	)	249,696			124,388	0.97%

	$1,533,020			$699,468			$833,552	1.85%

Weighted Average Interest Rates and Term to Maturity (G)

		Weighted	Weighted Average
		Average	Term to
	% of Debt	Interest Rate (A)	Maturity (H)

Revolving lines of credit	23.45%	1.85%	n/a
Unsecured term debt	59.57%	7.13%	6.8	years
Secured term debt	16.98%	7.31%	10.7	years

Totals (G)	100.00%	5.92%	7.6	years

Financial Ratios (see note 1 on page 9)

	Year Ended	Year Ended
	12/31/03	12/31/02

Interest coverage ratio (I)	4.3	4.2
Fixed charge coverage ratio (J)	3.5	3.5
Total debt to total book assets (including ProLogis’ share of unconsolidated investees) (see pages 11 and 22)	49.5%	47.4%
Total debt to total market capitalization (including ProLogis’ share of unconsolidated investees) (see page 22)	36.8%	40.7%

COMMENTS

(A)	Represents the weighted average base interest rates on borrowings that were outstanding at December 31, 2003.

(B)	Total commitment available to ProLogis at December 31, 2003 has been reduced by letters of credit outstanding with the lending bank aggregating $10.4 million at December 31, 2003.

(C)	The amount outstanding at December 31, 2003 represents the approximate U.S. dollar equivalent of borrowings of 76.8 million euros.

(D)	Represents the approximate U.S. dollar equivalent at December 31, 2003 of ProLogis’ 450.0 million euro denominated line of credit.

(E)	Represents the approximate U.S. dollar equivalent at December 31, 2003 of ProLogis’ 25.0 million pound sterling denominated line of credit available for borrowing by ProLogis Kingspark. The total commitment available to ProLogis has been reduced by letters of credit outstanding with the lending bank in the currency equivalent of approximately $8.8 million at December 31, 2003.

(F)	Represents the approximate U.S. dollar equivalent at December 31, 2003 of ProLogis’ 40.0 billion yen denominated line of credit.

(G)	Excludes assessment bonds.

(H)	Calculated as of the beginning of the year on principal amortization from January 1, 2003 through final maturity for debt outstanding at December 31, 2003.

(I)	Calculated as Funds From Operations before impairment charges, preferred dividends and charges related to the redemption of preferred shares, interest expense and minority interest, divided by interest expense (interest expense excludes capitalized interest and amortization of loan costs). Funds From Operations is defined on Page 8.

(J)	Calculated as Funds From Operations before impairment charges, preferred dividends and charges related to the redemption of preferred shares, interest expense and minority interest, divided by combined interest expense (interest expense excludes capitalized interest and amortization of loan costs) and preferred dividends. Funds From Operations is defined on Page 8.

Supplemental Information Page 23

ProLogis

Fourth Quarter 2003
Unaudited Financial Results

Geographic Distribution (A)

North America

Central Region	%

Austin	1.03
Dallas/Fort Worth	7.49
El Paso	1.63
Houston	4.11
Kansas City	0.69
Oklahoma City	0.28
San Antonio	2.65
Tulsa	0.23
Other non-target	0.06

Total Central Region	18.17

Mid-Atlantic Region	%

Chicago	3.78
Cincinnati	2.77
Columbus	3.42
I-81 Corridor (E. Pennsylvania)	1.15
I-95 Corridor (New Jersey)	2.87
Indianapolis	2.13
Louisville	1.18
St. Louis	1.25
Other non-target	0.03

Total Mid-Atlantic Region	18.58

Pacific Region	%

Denver	1.59
Las Vegas	1.00
Los Angeles/Orange County	6.51
Phoenix	1.06
Portland	0.91
Reno	1.60
Salt Lake City	0.89
San Francisco-East Bay	3.10
San Francisco-South Bay	1.60
Seattle	0.60

Total Pacific Region	18.86

Southeast Region	%

Atlanta	5.38
Charlotte	2.24
Chattanooga	0.50
Ft. Lauderdale/Miami	1.00
Memphis	3.85
Nashville	2.33
Orlando	0.97
Tampa	1.68
Washington D.C./Baltimore	2.75

Total Southeast Region	20.70

Mexico	%

Juarez	0.42
Monterrey	0.66
Reynosa	0.78
Tijuana	0.47

Total Mexico	2.33

Total North America	78.64%

Europe	%

Belgium	0.20
Czech Republic	0.58
France	8.28
Germany	0.72
Hungary	0.23
Ireland	(B	)
Italy	1.71
The Netherlands	1.92
Poland	1.54
Portugal	(B	)
Spain	1.10
Sweden	0.31
United Kingdom	4.07

Total Europe	20.66%

Asia	%

China	(C	)
Japan	0.70

Total Asia	0.70%

COMMENTS

(A)	Percentages are based on the square footage of the operating portfolio. The operating portfolio includes direct owned properties and operating properties owned by the ProLogis Property Funds.

(B)	At December 31, 2003, ProLogis has either development projects or land holdings in this market, but owns no operating buildings.

(C)	At December 31, 2003, ProLogis has no real estate assets in this market; however, the market is designated as one of ProLogis’ target markets.

Supplemental Information Page 24